      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1997


                                                      REGISTRATION NO. 333-21965
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 4 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          OCWEN ASSET INVESTMENT CORP.
        (Exact name of registrant as specified in governing instruments)

                    1675 PALM BEACH LAKES BLVD., SUITE 1000
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 681-8000
                           (561) 681-8177 (TELECOPY)
                    (Address of principal executive officer)
                            ------------------------

                                WILLIAM C. ERBEY
                    1675 PALM BEACH LAKES BLVD., SUITE 1000
                         WEST PALM BEACH, FLORIDA 33401
                    (Name and address of agent for service)
                            ------------------------

                                   COPIES TO:

        JACK A. MOLENKAMP, ESQ.                    LEE MEYERSON, ESQ.
           Hunton & Williams                   Simpson Thacher & Bartlett
           Riverfront Plaza                       425 Lexington Avenue
         951 East Byrd Street                   New York, New York 10017
       Richmond, Virginia 23219                      (212) 455-2000
            (804) 788-8200                      (212) 455-2502 (telecopy)
       (804) 788-8218 (telecopy)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    This registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until this registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 8, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               12,500,000 SHARES

                                                                      [LOGO]
                                  OCWEN ASSET

                                INVESTMENT CORP.
                                  COMMON STOCK
                             ---------------------

    Ocwen Asset Investment Corp. ("OAIC" and, together with its subsidiaries on a consolidated basis, the "Company") is a newly organized Virginia corporation. OAIC will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986. Ocwen Capital Corporation (the "Manager"), a wholly-owned subsidiary of Ocwen Financial Corporation ("Ocwen Financial"), will manage the day-to-day operations of the Company, subject to the supervision of OAIC's Board of Directors.

    All of the 12,500,000 shares of Common Stock offered pursuant to this Prospectus are being offered by the Company. In addition, 1,875,000 shares of Common Stock will be sold by the Company to Ocwen Financial, upon the closing of this offering, at the initial public offering price net of any underwriting discounts or commissions. After such sale Ocwen Financial will own approximately 13% of the Common Stock of the Company, assuming that the Underwriters do not exercise their over-allotment option.

    It is currently anticipated that the initial public offering price for shares of Common Stock will be $16 per share. Prior to this offering, there has been no market for the shares of Common Stock of the Company. The public offering price will be determined by negotiation between the Company and the Underwriters. See "Underwriting." The Common Stock has been approved for listing on The Nasdaq Stock Market under the symbol "OAIC."
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

    - Most of the Company's investments have not been identified;

    - The Company intends to invest in non-investment grade, subordinated mortgage-backed securities, which are sensitive to events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues;

    - The Company intends to invest in distressed real estate;

    - The Company's investments (particularly those in mortgage-backed securities) will be sensitive to changes in prevailing interest rates;

    - Ownership of Common Stock by each stockholder other than Ocwen Financial is limited to 9.1% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company;

    - The Company may be taxed as a corporation if it fails to qualify as a REIT; and

    - Certain officers and directors of the Company are officers and directors of the Manager, which will sell assets to the Company from time to time.
                         ------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                         PRICE TO                   UNDERWRITING                  PROCEEDS TO
                                          PUBLIC                     DISCOUNT(1)                  COMPANY(2)
Per Share.....................
Total (3)(4)..................

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Net of expenses in connection with the offering, estimated at $      , which
    will be payable by the Company.

(3) The Company has granted the several Underwriters a 30-day option to purchase up to 1,875,000 additional shares of Common Stock to cover over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before expenses of this
    Offering, will be $      , $      and $      . See "Underwriting."

(4) The total Price to Public and the total Proceeds to Company reflect the sale of 1,875,000 shares of Common Stock to Ocwen Financial net of the Underwriting Discounts.


    The shares of Common Stock are offered by the Underwriters subject to receipt and acceptance by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock
will be made in New York, New York on or about May   , 1997.


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.                   EVEREN SECURITIES, INC.


                  THE DATE OF THIS PROSPECTUS IS MAY   , 1997.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
PROSPECTUS SUMMARY.............................           5
ORGANIZATION AND RELATIONSHIPS.................          12
RISK FACTORS...................................          13
  Investment Activity Risks....................          13
  Credit and Prepayment Risks from Ownership of
    Subordinated Interests in Pools of
    Commercial and Residential Mortgage
    Loans......................................          13
  Value of Real Estate Dependent on Conditions
    Beyond Company's Control...................          14
  Distressed Real Properties May Have Unleased
    Space......................................          14
  Real Estate is Illiquid and its Value May
    Decrease...................................          14
  The Company's Insurance Will Not Cover All
    Losses.....................................          14
  Property Taxes Decrease Returns on Real
    Estate.....................................          14
  Compliance with Americans with Disabilities
    Act and Other Changes in Governmental Rules
    and Regulations May Be Costly..............          14
  Real Properties with Hidden Environmental
    Problems Will Increase Costs and May Create
    Liability for the Company..................          15
  Real Properties with Known Environmental
    Problems May Create Liabilities for the
    Company....................................          15
  Foreign Real Properties are Subject to
    Currency Conversion Risk and Uncertainty of
    Foreign Laws...............................          15
  Greater Risk of Loss from Multifamily
    Residential, Commercial and Construction
    Lending Activities.........................          15
  Default Risks Associated with Distressed
    Mortgage Loans.............................          16
  Risks from Ownership of IOs, Inverse IOs and
    Sub IOs....................................          16
  REMIC Residual Interests May Generate Taxable
    Income Exceeding Cash Flow.................          16
  Limited Available Investments May Inhibit
    Company's Objective........................          16
  Appropriate Investments May Not Be Available
    and Full Investment of Net Proceeds Will Be
    Delayed....................................          17
  Economic and Business Risks..................          17
  Interest Rate Changes may Adversely Affect
    the Company's Investments..................          17
  Leverage Can Reduce Income Available for
    Distribution...............................          18
  Adverse Changes in General Economic
    Conditions Can Adversely Affect Company's
    Business...................................          18
  Competition in the Acquisition of Appropriate
    Investments May Inhibit Company's Ability
    to Achieve Objectives......................          18
  Legal and Tax Risks..........................          19
  Tax Risks....................................          19
  Ownership Limitation May Restrict Business
    Combination Opportunities..................          20
  Plans Should Consider ERISA Risks of
    Investing in Common Stock..................          20
  Preferred Stock May Prevent Change in
    Control....................................          20

                                                    PAGE
                                                    -----
  Virginia Anti-Takeover Statutes May Restrict
    Business Combination Opportunities.........          20
  Board of Directors May Change Certain
    Policies Without Shareholder Consent.......          21
  Loss of Investment Company Act Exemption Will
    Adversely Affect the Company...............          21
  Limitation on Liability of Manager and
    Officers and Directors of the Company......          21
  Other Risks..................................          22
  Conflicts of Interest in the Business of the
    Company....................................          22
  Risk that Market for Common Stock Will Not
    Develop....................................          24
  Newly Organized Corporation..................          24
  External Management of the Company...........          24
  Regulation of Manager's Affiliates...........          24
OPERATING POLICIES AND OBJECTIVES..............          24
  The Company's Assets.........................          26
  Portfolio Management.........................          35
MANAGEMENT OF OPERATIONS.......................          36
  Ocwen Financial Corporation..................          36
  The Manager..................................          36
  The Management Agreement.....................          38
  Management Fees..............................          40
  Stock Options................................          41
  Limits of Responsibility.....................          42
  Certain Relationships; Conflicts of
    Interest...................................          42
THE COMPANY....................................          44
  Directors and Executive Officers.............          44
DISTRIBUTION POLICY............................          46
YIELD CONSIDERATIONS RELATED TO THE COMPANY'S
  ASSETS.......................................          46
  Subordinated Interests.......................          46
  Distressed Real Properties...................          48
  Mortgage Loans...............................          48
  IOs and Inverse IOs..........................          49
INITIAL INVESTMENTS............................          49
  General......................................          49
  MLMC, Series 1993-MI Classes B and C.........          50
  DLJMAC, Series 1993-MF17, Classes B-2, B-3,
    C-1, S-1 and S-2...........................          55
  Supplemental Initial Investment..............          58
YIELD CONSIDERATIONS RELATED TO THE INITIAL
  INVESTMENTS..................................          59
CAPITALIZATION.................................          63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  LIQUIDITY AND CAPITAL RESOURCES..............          63
DESCRIPTION OF CAPITAL STOCK...................          64
  General......................................          64
  Common Stock.................................          65
  Preferred Stock..............................          65
  Restrictions on Transfer.....................          65
  Dividend Reinvestment Plan...................          67
  Reports to Stockholders......................          67
  Transfer Agent and Registrar.................          67
CERTAIN PROVISIONS OF VIRGINIA LAW AND OF
  OAIC'S ARTICLES OF INCORPORATION AND
  BYLAWS.......................................          67

                                                    PAGE
                                                    -----
  Board of Directors...........................          67
  Amendment....................................          67
  Business Combination.........................          68
  Control Share Acquisitions...................          68
  Operations...................................          69
  Advance Notice of Director Nominations and
    New Business...............................          69
COMMON STOCK AVAILABLE FOR FUTURE SALE.........          69
OPERATING PARTNERSHIP AGREEMENT................          70
  General......................................          70
  General Partner Not to Withdraw..............          70
  Capital Contribution.........................          70
  Redemption Right.............................          71
  Operations...................................          72
  Distributions................................          72
  Allocations..................................          72
  Term.........................................          72
  Tax Matters..................................          72
FEDERAL INCOME TAX CONSIDERATIONS..............          73
  Taxation of the Company......................          73
  Requirements for Qualification...............          74
  Failure to Qualify...........................          81
  Taxation of Taxable U.S. Stockholders........          81
  Taxation of Stockholders on the Disposition
    of the Common Stock........................          83
  Capital Gains and Losses.....................          83
  Information Reporting Requirements and Backup
    Withholding................................          83
  Taxation of Tax-Exempt Stockholders..........          84
  Taxation of Non-U.S. Stockholders............          85
                                                    PAGE
                                                    -----
  State and Local Taxes........................          86
  Sale of the Company's Property...............          86
ERISA CONSIDERATIONS...........................          87
  Employee Benefit Plans, Tax-Qualified
    Retirement Plans, and IRAs.................          87
  Status of OAIC and the Operating Partnership
    under ERISA................................          88
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
  REAL PROPERTY INVESTMENTS....................          89
  General......................................          89
  Types of Mortgage Instruments................          89
  Leases and Rents.............................          89
  Condemnation and Insurance...................          89
  Foreclosure..................................          89
  Bankruptcy Laws..............................          93
  Default Interest and Limitations on
    Prepayments................................          94
  Forfeitures in Drug and RICO Proceedings.....          94
  Environmental Risks..........................          94
  Applicability of Usury Laws..................          96
  Americans With Disabilities Act..............          96
USE OF PROCEEDS................................          97
UNDERWRITING...................................          97
LEGAL MATTERS..................................          99
EXPERTS........................................          99
ADDITIONAL INFORMATION.........................          99
  The Company..................................          99
  Ocwen Financial..............................          99
GLOSSARY OF TERMS..............................         100
FINANCIAL STATEMENT............................         F-1

                               PROSPECTUS SUMMARY


    The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the transactions relating to the formation of the Company (the "Formation Transactions") are consummated, (ii) the Underwriters' overallotment option is not exercised and
(iii) the offering price (the "Offering Price") of the Common Stock is $16 per share. Unless the context otherwise requires, all references in this Prospectus to the (i) "Company" shall mean Ocwen Asset Investment Corp. ("OAIC") and its subsidiaries, including (a) Ocwen General, Inc. (the "General Partner"), (b) Ocwen Limited, Inc. (the "Initial Limited Partner"), and (c) Ocwen Partnership, L.P. (the "Operating Partnership"); and (ii) "Common Stock" shall mean OAIC's common shares, par value $.01 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page 100.


                                  THE COMPANY

    OAIC is a newly organized Virginia corporation that will elect to be taxed as a REIT under the Code. The Company will be externally managed and advised. See "Management of Operations." The Company intends to enhance the value of its Common Stock by pursuing advantageous investments that capitalize on inefficiencies in the real estate and mortgage markets. The Company's investments will include several categories of real estate and real estate related assets.

    SUBORDINATED INTERESTS AND DISTRESSED REAL PROPERTY. The Company intends to invest primarily in (i) subordinated interests ("Subordinated Interests") in collateralized mortgage obligations and other mortgage-backed securities (collectively, "MBS"), and (ii) commercial and multifamily real property ("Real Property"), including properties acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure) ("REO Property") and other underperforming or otherwise distressed real property (together with REO Property, "Distressed Real Property"). The Company believes that these investment activities will complement each other from both a cash flow and a tax planning perspective. No assurances can be made, however, that the Company's investment strategy will be successful.

    OTHER REAL ESTATE RELATED ASSETS. The Company may invest, by way of purchase or origination, in commercial, multifamily and single family residential mortgage loans ("Mortgage Loans"), including both (i) Mortgage Loans that are current as to payments of principal and interest, including construction and rehabilitation loans and mezzanine loans ("Performing Mortgage Loans"), and (ii) Mortgage Loans that are in default ("Nonperforming Mortgage Loans"), or for which default is likely or imminent or for which the borrower is currently making monthly payments in accordance with a forbearance plan ("Sub-performing Mortgage Loans" and, together with Nonperforming Mortgage Loans, "Distressed Mortgage Loans"). The Company also may invest in various classes of MBS, including interest only classes ("IOs") and inverse floating rate interest only classes ("Inverse IOs"). In addition, the Company may also acquire Real Property that is (i) environmentally distressed or (ii) located outside the United States, or Mortgage Loans secured by such Real Property and other real property interests.

    In order to invest the net proceeds of the Offering as efficiently as is appropriate and to provide current returns, the Company expects initially to emphasize investments in the assets described in the preceding paragraph (collectively, "Other Real Estate Related Assets"). Although the Company does not expect to emphasize the acquisition of such assets as a long-term investment strategy, the Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in Other Real Estate Related Assets at any time.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

    - Certain of the Company's real estate investments will require significant management resources, are illiquid, and may decrease in value because of changes in economic conditions.

    - The Company intends to acquire significant amounts of non-investment grade mortgage-backed securities. These investments may be subject to a greater risk of loss of principal and non-payment of interest than investments in whole mortgage loans or senior, investment grade rated securities.

    - The Company's Distressed Real Properties (which may have significant amounts of unleased space) may not generate sufficient revenue to provide a return on the investment after meeting operating expenses and interest expense.

    - Borrower default, hazard losses and state or foreign law enforceability issues may result in losses on the Company's investment in Mortgage Loans and MBS.

    - Investing in commercial, multifamily residential and construction loans is riskier than investing in single family residential loans, due to generally larger loan balances, dependency on the successful completion or operation of the project for repayment, difficulties in estimating costs and loan terms that require little or no amortization of the loan over its term (typically, five years), but instead provide for a balloon payment at stated maturity.

    - In periods of declining interest rates, prepayments on mortgage loans and MBS generally increase and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on mortgage loans and MBS generally decrease and the value of the Company's fixed-rate investments generally declines.

    - The Company's IOs and Inverse IOs will be negatively affected by faster than anticipated prepayment rates, which are generally associated with a declining interest rate environment, and the Company's Inverse IOs, which have interest rates that vary inversely with changes to an index, will be negatively affected by higher than anticipated levels of the index.

    - Applying leverage to the Company's assets can compound losses.

    - OAIC may be taxed as a corporation if it fails to qualify as a REIT.

    - To maintain its exemption from regulation under the Investment Company Act, the Company, among other things, must invest 55% of its assets in Qualifying Interests and an additional 25% in Qualifying Interests or other real estate-related assets within one year of Closing.


    - OAIC, a company with no operating history and minimal initial investments, will invest in highly competitive businesses.


    - Conflicts of interests between the Company and Ocwen Financial in relation to business decisions regarding the Company could result in decisions that do not fully reflect the interests of all of OAIC's stockholders.

    - The Company must rely on the experience of the Manager's employees generally, and in particular the Independent Directors must rely on information provided by the Manager to review transactions of the Company with Ocwen Financial and its affiliates.

    - The directors and officers of the Company will have other calls on their time.

                                  THE MANAGER


    The business and investment affairs of the Company will be managed by Ocwen Capital Corporation (the "Manager"), a Florida corporation wholly-owned by Ocwen Financial Corporation ("Ocwen Financial"). Ocwen Financial is a diversified financial services company that is primarily engaged in the acquisition and resolution of troubled loans and in diverse mortgage lending activities. The activities of Ocwen Financial are primarily conducted through Ocwen Federal Bank FSB (the "Bank"), a federally-chartered savings bank (formerly known as Berkeley Federal Bank & Trust FSB). At December 31, 1996, Ocwen Financial had $2.48 billion of total assets and stockholders' equity of $203.6 million.



    Ocwen Financial is a Florida corporation, organized in February 1988 in connection with its acquisition of the Bank. During the early 1990s, Ocwen Financial sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by establishing its distressed loan acquisition and resolution program. This program commenced with the aquisition of distressed single-family residential loans in 1991 and was expanded to cover the aquisition and resolution of distressed multi-family residential and commercial real estate loans in 1994.



    Although many of the Company's prospective competitors may have access to greater capital and other advantages, the Company believes that the experience of Ocwen Financial in acquiring and managing MBS and in acquiring, managing and resolving distressed mortgage loans will provide it with the means to compete. Ocwen Financial has invested in the computer systems, technology and other resources that it believes are necessary to conduct this business. It should be noted, however, that Ocwen Financial has conducted its operations primarily through the Bank, which has different investment objectives and different investment guidelines than the Company will have. And, there can be no assurance that the systems, resources and relationships developed by Ocwen Financial will enable the Company to be successful.


                              MANAGEMENT AGREEMENT

    The Company will enter into an agreement or agreements (collectively, the "Management Agreement") with the Manager pursuant to which the Manager, subject to the supervision of OAIC's Board of Directors, will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing for the Company, including reverse repurchase agreements, secured lines of credit, mortgage loans and the issuance of collateralized mortgage obligations, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. For performing these services, the Manager will receive (i) a base management fee in an amount equal to 1% per annum, calculated and paid quarterly based upon the Average Invested Assets of the Company for such quarter, which is intended to cover the Manager's costs of providing management services to the Company, and (ii) a quarterly incentive fee in an amount equal to the product of (A) 25% of the dollar amount by which
(1)(a) Funds From Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring or sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding. The Board of Directors of the Company may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services.

    In addition, because the Manager's employees will perform certain due diligence tasks that outside consultants otherwise would perform, the Manager will be reimbursed for its costs for performing such due diligence on assets purchased by the Company or considered for purchase by the Company. Finally, the

Manager also will be reimbursed for out of pocket expenses incurred on behalf of the Company. See "Management of Operations."

    Ocwen Financial will purchase 1,875,000 shares of Common Stock on the Closing Date at the initial public offering price net of underwriting discounts and commissions, after which Ocwen Financial will own approximately 13% of the Common Stock of the Company assuming that the Underwriters do not exercise their over-allotment option. To provide an incentive for the Manager to enhance the value of the Common Stock, the Company will grant the Manager options to purchase 1,437,500 shares of Common Stock (1,625,000 shares if the Underwriters exercise their over-allotment option) or, at the option of the Company, units of limited partnership interest in the Operating Partnership ("Units"), at a price per share (or Unit) equal to the initial offering price of the Common Stock. The Manager may redeem any Units so purchased for cash, or, at the election of the General Partner, shares of Common Stock, on a one-for-one basis. One quarter of the Manager's options will be exercisable on each of the first four anniversaries of the Closing Date. Unexercised options will terminate on the tenth anniversary of the Closing Date. See "Management of Operations--Incentive Options."

                       OPERATING POLICIES AND STRATEGIES

    The Company intends to invest in Subordinated Interests and Distressed Real Property when opportunities that the Company considers advantageous become available. To invest in appropriate assets efficiently during approximately the first year following Closing, and from time to time thereafter, the Company intends also to invest in Other Real Estate Related Assets, including Mortgage Loans, MBS and other real property interests. Until appropriate real estate related acquisitions are made, however, the net proceeds of the Common Stock offering may be invested in readily marketable securities, consistent with maintaining the Company's REIT qualification, or in interest bearing deposit accounts. Investors should be aware that it may take considerable time for the Company to find appropriate investments, during which time the Company's assets will be invested in relatively low yield instruments.

    One of the Company's primary investment focuses will be purchasing Subordinated Interests. Subordinated Interests offer the potential of a higher yield than relatively more senior classes (customarily rated investment grade), but carry greater credit risk, including a substantially greater risk of loss of principal and non-payment of interest than investment grade rated classes. In connection with its acquisition of Subordinated Interests, the Company will attempt, where appropriate, to mitigate these risks by obtaining "Special Servicing" rights with respect to the underlying mortgage loans. See "Operating Policies and Procedures--The Company's Assets" and "Risk Factors--Investment Activity Risks--Credit and Prepayment Risks from Ownership of Subordinated Interests in Pools of Commercial and Residential Mortgage Loans."

    The Company's other main investment focus will be Distressed Real Properties. Distressed Real Properties generally do not generate sufficient cash flow to provide a current cash return on the investment therein after meeting operating expenses and debt service. The Company believes, however, that there are significant opportunities to purchase Distressed Real Properties at attractive prices, to increase cash flow through effective management, and then, at an opportune time, to sell the property at a profit. Although the time during which the Company will hold Distressed Real Properties will vary, the Company anticipates holding most Distressed Real Properties for more than four years but less than ten years.

    The Company believes that its long-term strategy of investing primarily in a combination of Subordinated Interests and Distressed Real Property will be beneficial for several reasons. First, the combination is designed to provide both long-term capital gains (from Distressed Real Properties) and current income for distribution to stockholders (from Subordinated Interests). Second, the Company believes that the combination should prove beneficial to the Company from a tax planning perspective. Subordinated Interests are typically deemed to have original issue discount ("OID") and may be deemed to have market discount for federal income tax purposes. The Company will be required to recognize a portion of the OID and market discount as income each year, which will increase the REIT distribution requirement in such year, although there may be no contemporaneous corresponding receipt of cash by the Company. Depreciation deductions associated with the Company's investments in Distressed Real Estate, however, should help offset the adverse tax effects of the OID and market discount generated by the Company's Subordinated Interests. See "Risk Factors--Legal and Tax Risks--Tax Risks."

    The Manager and Ocwen Financial have agreed that as long as the Management Agreement has not been terminated, the Company will have an exclusive right to invest in Subordinated Interests and Distressed Real Properties that become available to the Manager or to Ocwen Financial, subject to certain exceptions and conditions. See "Management of Operations--Certain Relationships; Conflicts of Interest."

    The Company also may invest in a variety of Other Real Estate Related Assets. The Company may originate or acquire Performing Mortgage Loans that are well-suited for financing through the issuance of collateralized mortgage obligations and may invest in Distressed Mortgage Loans. In addition, the Company may take advantage of opportunities to provide construction or rehabilitation financing on commercial property ("Construction Loans") and to invest in loans that are subordinate to first lien mortgage loans on commercial real estate ("Mezzanine Loans").

    The Company may invest in other classes of MBS, including IOs and Inverse IOs, as a short term liquidity tool or as a longer term investment strategy. Although these investments can present increased risks, the Company believes that a managed portfolio of both IOs and Inverse IOs can produce attractive returns in a variety of interest rate environments. See "Risk Factors--Risks from Ownership of IOs, Inverse IOs, and Sub IOs."

    In addition to its domestic activities, the Company may acquire or originate Mortgage Loans secured by real estate located outside the United States or purchase such real estate. An investment in real estate located in foreign countries contains risks associated with the uncertainty of foreign laws and markets and currency conversion risks. See "Risk Factors--Investment Activity Risks--Foreign Real Properties are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws." Moreover, the Company may invest in real estate or Mortgage Loans secured by real estate with known material environmental problems. See "Risk Factors--Investment Activity Risks--Real Properties with Known Environmental Problems May Create Liability for the Company."

    The Company will leverage its assets when there is an expectation that it will benefit the Company. The use of leverage creates certain risks for the Company. See "Risk Factors--Economic and Business Risks--Use of Leverage." The Company may also engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends. Any such transaction is subject to risks or to limiting the potential earnings on the Company's investments.

                             CONFLICTS OF INTEREST

    The Company will be managed by the Manager, and the Bank is expected to provide mortgage servicing and certain asset management services for the Company. Both the Manager and the Bank are wholly-owned subsidiaries of Ocwen Financial, which will own 13% of the outstanding shares of Common Stock in OAIC immediately after the Closing. Because of the Company's relationship with the Manager, the Bank and Ocwen Financial, the Company will be subject to various potential conflicts of interest.

    To protect the Company's shareholders from risks related to these potential conflicts, beginning ninety days after this Offering a majority of the Company's Board of Directors will be unaffiliated with the Manager ("Independent Directors"). The Independent Directors will approve the execution of the Management Agreement and will establish general guidelines for the Company's investments, borrowings and operations (the "Guidelines"). Although the Manager will perform the day to day operations of the Company, the Independent Directors will review transactions on a quarterly basis to ensure compliance with the Guidelines. In such a review, the Independent Directors will rely primarily on information provided by the Manager.

    The Management Agreement does not limit the Manager's right to engage in business or to render services to others that compete with the Company. The Manager is required to give the Company an exclusive right to invest in Distressed Real Property and Subordinated Interests, with certain exceptions as described herein, but not with respect to Other Real Estate Related Assets.

    Subject to approval of the Independent Directors, the Company will acquire certain MBS from an affiliate of the Manager soon after the Closing. The Company may acquire additional Real Estate Related Assets from the Manager's affiliates in the future. In addition, the Company may, but has no current plans to, invest as a co-participant with affiliates of the Manager in loans originated or acquired by such affiliates. A majority of the Independent Directors will be asked to approve any such affiliate transaction in advance, relying, however, primarily on information provided by the Manager.

                                  THE OFFERING

Shares offered to the public(1)(2)..............................................  12,500,000
Shares to be outstanding after offering(1)(2)...................................  14,375,000

------------------------

(1) Assumes that the Underwriters' option to purchase up to an additional 1,875,000 shares to cover over-allotments is not exercised.

(2) See "Description of Capital Stock" and "Capitalization."

                                USE OF PROCEEDS


    The Company has contracted (subject to the consent of the Independent Directors) with affiliates of the Manager to purchase certain assets upon completion of this Offering for a purchase price of approximately $45 million,
which is equal to approximately   % of the expected net proceeds of this
Offering. These assets will consist of certain Subordinated Interests and IOs, described herein.


    The Company intends temporarily to invest the balance of the net proceeds of this Offering in readily marketable, interest-bearing securities until the Company finds appropriate Subordinated Interests, Distressed Real Properties and Other Real Estate Related Assets in which to invest. In order fully and efficiently to invest its assets in real estate related assets, the Company expects initially to emphasize investments in Other Real Estate Related Assets. Once a substantial portion of the Company's assets are invested, the Company intends to focus primarily on acquiring appropriate Subordinated Interests and Distressed Real Property. See "Operating Policies and Strategies."

                              DISTRIBUTION POLICY

    OAIC intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. OAIC intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the first full calendar quarter following the Closing Date.

                           TAX STATUS OF THE COMPANY

    OAIC intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short taxable year ending December 31, 1997. If OAIC qualifies for taxation as a REIT, OAIC generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although OAIC does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, OAIC has received an opinion of its legal counsel that OAIC qualifies as a REIT, which opinion is based on certain assumptions and representations about OAIC's ongoing businesses and investment activities and other matters. No complete assurance can be given that OAIC will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render OAIC subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to OAIC's stockholders would not be deductible. Even if OAIC qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. OAIC will adopt the calendar year as its taxable year. In connection with OAIC's election to be taxed as a REIT, OAIC's Articles of Incorporation impose restrictions on the transfer of the Common Stock. See "Risk Factors--Legal Risks--Tax Risks" and "Federal Income Tax Considerations--Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

    The Company intends to invest primarily in Subordinated Interests and Distressed Real Properties. The Manager will manage the day-to-day operations of the Company, subject to the supervision of OAIC's Board of Directors. The relationship among OAIC, its affiliates and the Manager is depicted in the picture shown below.

       [GRAPHIC SHOWING RELATIONSHIP AMONG OCWEN ASSET INVESTMENT CORP.,
       OCWEN GENERAL, INC., OCWEN LIMITED, INC., OCWEN PARTNERSHIP, L.P.
            (COLLECTIVELY, THE "COMPANY") AND OCWEN FINANCIAL CORP.,
             OCWEN CAPITAL CORPORATION AND OCWEN FEDERAL BANK FSB.]

    (1) OAIC, a Virginia corporation taxable as a REIT, will issue approximately 13% of its common stock to Ocwen Financial and approximately 87% of its common stock to public investors.

    (2) OAIC will incorporate and capitalize two qualified REIT subsidiaries, Ocwen General, Inc. ("General Partner") and Ocwen Limited, Inc. ("Initial Limited Partner").

    (3) Initial Limited Partner and General Partner will organize and capitalize Ocwen Partnership, L.P. (the "Operating Partnership"), with the Initial Limited Partner to hold a 99% limited partnership interest in the Operating Partnership, and the General Partner to hold a 1% general partnership interest in the Operating Partnership.

    (4) Ocwen Financial will sell the Initial Investments to the Operating Partnership for cash.

    (5) The Operating Partnership will undertake the business of OAIC, including the acquisition of Subordinated Interests, Distressed Real Properties and Other Real Estate Related Assets.

    (6) The Operating Partnership will assign to Ocwen Federal Bank FSB (the "Bank") any Special Servicing rights and obligations (other than the right to direct foreclosure) received in connection with mortgage-backed securities acquisitions. The Bank is a wholly-owned subsidiary of Ocwen Financial.

    (7) Ocwen Financial will incorporate and capitalize Ocwen Capital Corporation (the "Manager").

    (8) The Manager will enter into a Management Agreement with OAIC and the Operating Partnership, pursuant to which the Manager will formulate operating strategies and provide certain managerial and administrative functions for the entities shown within the box on the chart (collectively, the "Company"), subject to the supervision of OAIC's Board of Directors.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

INVESTMENT ACTIVITY RISKS

    CREDIT AND PREPAYMENT RISKS FROM OWNERSHIP OF SUBORDINATED INTERESTS IN POOLS OF COMMERCIAL AND RESIDENTIAL MORTGAGE LOANS. The Company intends to acquire a significant amount of Subordinated Interests, including "first loss" unrated, credit support Subordinated Interests. A first loss security is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying collateral. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior, rated classes, the market values of Subordinated Interests classes tend to be more sensitive to changes in economic conditions than more senior, rated classes. As a result of these and other factors, Subordinated Interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

    The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the mortgage loans comprising the mortgage collateral for such classes, the Company may not recover the full amount or, indeed, any of its initial investment in such Subordinated Interests.

    When the Company acquires a Subordinated Interest, it may not acquire the right to service the underlying mortgage loans, even those that become defaulted, although the Company generally will seek to obtain Special Servicing rights with respect to such loans. The servicer of the mortgage loans is responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holder of the Subordinated Interest. Accordingly, the underlying mortgage loans may not be serviced in the same manner as they would be serviced by the Company or in a manner that is most advantageous to the Company as the holder of the Subordinated Interest.

    The subordination of Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

    The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of MBS are generally allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the mortgage loans are not received by the Subordinated Interest holders for a period of at least five years. As a result, the weighted-average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of Subordinated Interests is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely.

    VALUE OF REAL ESTATE DEPENDENT ON CONDITIONS BEYOND COMPANY'S CONTROL. The Company expects to invest in Distressed Real Properties, which are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Distressed Real Properties and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the Manager to operate the Distressed Real Properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

    DISTRESSED REAL PROPERTIES MAY HAVE UNLEASED SPACE. The Company intends to invest in Distressed Real Properties, which may have significant amounts of unleased space. The Company is subject to the risk that a property cannot be leased to the extent necessary to produce sufficient revenue both to meet operating expenses and debt service and to provide a return on the investment.

    REAL ESTATE IS ILLIQUID AND ITS VALUE MAY DECREASE. Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Distressed Real Properties will not decrease in the future.

    THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive insurance on each of the Distressed Real Properties, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to the Distressed Real Properties. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Distressed Real Property.

    PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. Each Distressed Real Property will be subject to real and, in some instances, personal property taxes. The real and personal property taxes on properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its stockholders could be adversely affected.

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Distressed Real Properties acquired by the Company may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it in compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Distressed Real Properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Distressed Real Properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its stockholders could be adversely affected.

    REAL PROPERTIES WITH HIDDEN ENVIRONMENTAL PROBLEMS WILL INCREASE COSTS AND MAY CREATE LIABILITY FOR THE COMPANY. Operating costs and the value of the Distressed Real Property may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of the Distressed Real Property, the Company's income and cash available for distribution to Stockholders.

    The Company intends to obtain Phase I environmental assessments on all Distressed Real Properties prior to their acquisition by the Company. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. It is possible, however, that these reports will not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.


    REAL PROPERTIES WITH KNOWN ENVIRONMENTAL PROBLEMS MAY CREATE LIABILITY FOR THE COMPANY. The Company may invest in real estate, or mortgage loans secured by real estate, with known environmental problems that materially impair the value of the real estate. If so, the Company will take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such real estate. Despite these steps, there are risks associated with such an investment. Ocwen Financial has only limited experience in investing in real estate with known environmental risks. The Company intends to limit its investments in environmentally distressed real property to no more than 10% of the Company's portfolio.



    FOREIGN REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS. In addition to purchasing Distressed Real Properties, the Company may invest in real estate, or mortgage loans secured by real estate, located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets are subject to currency conversion risks. Ocwen Financial has no experience in investing in foreign real estate, but the Company believes that Ocwen Financial's experience with distressed assets will be helpful to the management of such assets. The Company intends to limit its investments in foreign real estate to no more than 25% of the Company's portfolio.


    GREATER RISKS OF LOSS FROM MULTIFAMILY RESIDENTIAL, COMMERCIAL AND CONSTRUCTION LENDING ACTIVITIES. The Company may originate or acquire loans secured by existing commercial real estate or multifamily residential real estate, including loans that are subordinate to first liens on such real estate. Loans that are subordinate to first liens on real estate are subject to greater risks of loss than first lien mortgage loans. An overall decline in the real estate market could adversely affect the value of the property securing the loans such that the aggregate outstanding balance of the loan made by the Company and the balance of the more senior loan on the property exceed the value of the property. The Company may, in some cases, seek to mitigate this risk by providing a Mezzanine Loan to the entity that owns a property, secured by a controlling equity interest in such owner, so that, in the event of a default, the Company can take over the management of the property and seek to reduce the amount of losses. There can be no assurance, however, that it will be able to do so. Alternatively, the Mezzanine Loans could take the form of a non-voting preferred equity investment in a single purpose entity.

    The Company also may originate loans for the construction or rehabilitation of commercial and multifamily residential real estate. Multifamily residential and commercial real estate lending, particularly construction and rehabilitation lending, is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful completion or operation of the project for repayment, difficulties in estimating construction costs and loan terms that often require little to no amortization of the loan over its term (typically five years) and, instead, provide for a balloon payment at stated maturity. Furthermore, the Mezzanine Loans and Construction Loans generally will have higher loan to value ratios than conventional loans because of the shared appreciation provisions. Although the borrower will have an equity investment of 10% to 15% of total project costs, such equity may not be sufficient to protect the Company's investment.

    DEFAULT RISKS ASSOCIATED WITH DISTRESSED MORTGAGE LOANS. The Company may purchase Nonperforming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to Subperforming Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

    INTEREST RATE RISKS AND OTHER RISKS FROM OWNERSHIP OF IOS, INVERSE IOS, AND SUB IOS. The Company may acquire classes of MBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest ("IOs"). The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage loans. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be negatively affected. Some IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index ("Inverse IOs"). The Company may invest in Inverse IOs for the purpose of hedging its portfolio of IOs. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in Sub IOs. Interest amounts otherwise allocable to Sub IOs generally are used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or the balance in the reserve account reaches a specified level. The yield to maturity of a Sub IO is very sensitive not only to default losses but also to the rate and timing of prepayments on the underlying loans. See "Operating Policies and Objectives--Yield Considerations Related to the Company's Investments in MBS--IOs and Inverse IOs."

    REMIC RESIDUAL INTERESTS MAY GENERATE TAXABLE INCOME EXCEEDING CASH
FLOW. The Company also may invest in certain classes of MBS that are designated as the residual interest in the related REMIC (a "REMIC Residual Interest") and that receive principal and interest payments in excess of amounts needed to make payments on other classes of securities or to fund a reserve account. Like interest otherwise allocable to Sub IOs, principal and interest amounts otherwise allocable to such REMIC Residual Interests are used to protect the senior classes of securities from credit losses on the underlying Mortgage Loans. Moreover, in any given year, the taxable income produced by a REMIC Residual Interest may exceed its cash flow. See "--Legal and Tax Risks."

    LIMITED AVAILABLE INVESTMENTS MAY INHIBIT COMPANY'S OBJECTIVES. The results of the Company's operations are dependent upon the availability of opportunities for the acquisition of assets. The Initial Investments of the Company will be small relative to the Common Stock outstanding, and it may take considerable time for the Company to find appropriate additional investments. In general, the results of the Company's operations will be affected by the level and volatility of interest rates, by conditions in the housing and financial markets, and general economic conditions. No assurances can be given that the Company will be successful in acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability. To the extent that the Company acquires assets other than those detailed herein, such other acquisitions may pose risks to the Company and to the Company's stockholders that are different from or in addition to the risks enumerated herein.

    APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS WILL BE DELAYED. A substantial portion of the net proceeds of the sale of the Common Stock will be producing little income immediately after the Closing. The Company intends temporarily to invest the net proceeds of this Offering (other than those used to purchase the Initial Investments) in readily marketable, interest-bearing securities until the Company finds appropriate Subordinated Interests, Distressed Real Property and Other Real Estate Related Assets in which to invest. In order fully and quickly to invest its assets in real estate related assets, the Company expects initially to emphasize investments in Other Real Estate Related Assets, particularly Mortgage Loans. Once a substantial portion of the Company's assets are invested, the Company intends to focus primarily on acquiring appropriate Subordinated Interests and Distressed Real Property, although the Company may invest in Other Real Estate Related Assets as opportunities arise. There can be no assurance, however, that the Company will identify Distressed Real Properties, Subordinated Interests or other appropriate assets that meet its investment criteria or that any such assets will produce a return on the Company's investment. Moreover, because the Company has identified only a small number of investments to acquire at Closing, the Company will have broad authority to invest the remaining proceeds in whatever Real Estate Related Assets the Company deems appropriate at the time of their acquisition. In making these investment decisions, the Company will rely on the Manager's recommendations and on the Guidelines. The Independent Directors will approve and monitor compliance with the Guidelines. Subject to the Guidelines, the Manager will have great latitude in the types of Real Estate Related assets it may decide are proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company.

ECONOMIC AND BUSINESS RISKS

    INTEREST RATE CHANGES MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENTS. The value of MBS is affected substantially by prepayment rates on the mortgage loans comprising the mortgage collateral for such securities. Prepayment rates on MBS are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on MBS generally increase. If general interest rates also decline, the amounts available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the MBS that were prepaid. MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both prepayment rates and interest rates will change the total return on MBS, which in turn will affect the amount available for distribution to stockholders. This volatility may be greater with certain MBS, such as IOs and Inverse IOs, that the Company intends to acquire. The value of adjustable rate mortgage loans and MBS paying adjustable coupon rates, which the Company may acquire in the future, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate or prepayment rate scenarios, the Company may fail to recoup fully its cost of acquisition of such investments.

    The Company's operating results depend in part on the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets.

    Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ a hedging strategy to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended use of offsetting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's portfolio, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position. If the Company anticipates that the income from any such hedging transaction will not be qualifying income for REIT income test purposes, the Company may conduct part or all of its hedging activities through a to-be-formed corporate subsidiary that is fully subject to federal corporate income taxation. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

    LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION. After the initial "start-up" period, the Company intends to leverage its portfolio through borrowings, generally through the use of reverse repurchase agreements, bank credit facilities, warehouse lines of credit on pools of real estate and mortgage loans, mortgage loans on real estate and other borrowings. The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

    Although there is no specified limitation on the Company's indebtedness, in general the Company expects the ratio of the Company's overall indebtedness (as defined below) to its equity (as defined below) not to exceed four to one. For these purposes "indebtedness" includes only full recourse debt of the Company, but not any debt issued in a securitization transaction or otherwise for which recourse is limited to a fixed pool of assets, and "equity" excludes any assets pledged to secure any such non-recourse debt. However, the Company's Articles and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Directors has the discretion to deviate from or change this indebtedness policy at any time, without consent from or notice to the Company's shareholders.

    Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leverage can reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets.

    ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business.

    COMPETITION IN THE ACQUISITION OF APPROPRIATE INVESTMENTS MAY INHIBIT COMPANY'S ABILITY TO ACHIEVE OBJECTIVES. The Company intends to engage in highly competitive businesses. The acquisition of Subordinated Interests and Distressed Real Properties is often based on competitive bidding. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to purchase such assets. Many of the Company's anticipated competitors, including Goldman Sachs' Whitehall Street Real Estate Fund, BlackRock Capital Finance, AMRESCO, General Electric Capital Corporation, First Chicago Commercial Assets, LaSalle National Bank, and CRIIMI MAE Inc., are significantly larger than the Company, have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over the Company in conducting certain businesses and providing certain services.

LEGAL AND TAX RISKS

    TAX RISKS. OAIC intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although OAIC does not intend to request a ruling from the Service as to its REIT status, OAIC has received an opinion of its legal counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to OAIC based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of OAIC as a REIT will depend on OAIC's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If OAIC were to fail to qualify as a REIT in any taxable year, OAIC would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by OAIC in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, OAIC also would be disqualified from taxation as a REIT for the four taxable years following the year during which OAIC ceased to qualify as a REIT.

    OAIC must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, OAIC will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

    OAIC intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of OAIC's net taxable income could cause OAIC (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or
(iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. In addition, gain from the sale of securities held for less than one year and real property (including interests in mortgages on real property) held for less than four years generally will be nonqualifying income for purposes of the 30% gross income test. See "Federal Income Tax Considerations -- Income Tests."

    The Company expects to acquire Subordinated Interests and other debt obligations that are deemed to have OID for federal income tax purposes, which is generally equal to the difference between an obligation's issue price and its redemption price. The Company also may acquire Subordinated Interests and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the basis of the obligation at the time of purchase. The income generated by such instruments for federal income tax purposes will consist of amortization of the OID, the market discount and the coupon interest associated with the instruments. OAIC will be required to recognize as income each year the portion of the OID and market discount that accrues during that year, which will increase the REIT distribution requirement for that year, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by OAIC.

REMIC Residual Interests also may generate taxable income in excess of cash flow or economic income in any year. In addition, certain taxable income produced by a REMIC Residual Interest ("Excess Inclusion") may cause OAIC's stockholders to suffer certain adverse tax consequences. See "Federal Income Tax Considerations." Consequently, an acquisition by OAIC of Subordinated Interests, other debt obligations that are deemed to have OID or market discount, or REMIC Residual Interests could have the effect of requiring OAIC to incur borrowings or to liquidate a portion of its portfolio at rates or times that OAIC regards as unfavorable to meet the REIT distribution requirement. The Company does intend to invest in Distressed Real Property, however, and depreciation deductions associated with those investments should help offset the adverse tax effects of the OID and market discount generated by the Company's other holdings.

    OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving the Company's REIT qualification, the Articles of Incorporation generally prohibit direct or indirect ownership of more than (i) 9.1% (or, with respect to Ocwen Financial, 13%) of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any series of Preferred Stock (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock--Restrictions on Transfer" and "Federal Income Tax Considerations--Requirements for Qualification."

    PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax Qualified Retirement Plans, and IRAs."

    PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL. The Articles of Incorporation authorize the Board of Directors to issue up to 25 million shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the Company's Common Stockholders believed such change of control was in their best interest. See "Description of Capital Stock--Preferred Stock."

    VIRGINIA ANTI-TAKEOVER STATUTES MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. As a Virginia corporation, the Company is subject to various provisions of the Virginia Stock Corporation Act, which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested holders and share repurchases from certain holders. See "Certain Provisions of Virginia Law and the Company's Articles of Incorporation and Bylaws--Business Combinations" and "--Control Share Acquisitions."

    BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT SHAREHOLDER
CONSENT. The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the Common Stockholders. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Policies and Objectives with Respect to Certain Activities" and "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws."

    LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE
COMPANY. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Subordinated Interests, the Company intends, where appropriate, to obtain foreclosure rights, by obtaining the Special Servicing, with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its Staff on this position. If the Commission or its staff were to take a different position with respect to whether such Subordinated Interests constitute Qualified Interests, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

    LIMITATION ON LIABILITY OF MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions, eliminates the liability of a director or officer to the Company or its stockholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

    The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--Limits of Responsibility."

OTHER RISKS

    CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY.

    The Company will be subject to various potential conflicts of interest arising from its relationship with the Manager and its affiliates. With a view toward protecting the interests of the Company's stockholders, the Articles of Incorporation of the Company provide that, beginning ninety days after this Offering, a majority of the Board of Directors must not be affiliates of the Manager (the "Independent Directors").

    The execution of the Management Agreement will be approved by a majority of Independent Directors. Moreover, the renewal of the Management Agreement after the initial two-year term will require the affirmative vote of a majority of the Independent Directors, and a majority of the Independent Directors may terminate the Management Agreement at any time after two years upon 60 days' notice and payment of a termination fee. See "Management of Operations--The Management Agreement." The Company believes that the compensation provisions of the Management Agreement will provide an incentive for the Manager and its personnel to seek to maximize stockholder value, by tying the Manager's incentive compensation to Funds From Operations per share, before the incentive fee and adjusted by adding gains (or subtracting losses) from debt restructuring and sales of properties. See "Management of Operations--Management Fees." Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

    Although the Independent Directors will approve the Management Agreement, daily operations between the Company and the Manager and its affiliates will not be required to be approved by a majority of the Company's Independent Directors. Instead, the majority of the Independent Directors will establish general guidelines ("Guidelines") for the Company's investments, borrowings and operations. On a quarterly basis, the Independent Directors will review transactions engaged in by the Company to monitor compliance with the Guidelines. Moreover, the Independent Directors will review the Guidelines, and the Company's investment policies, annually. Investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager.


    The Company has contracted (subject to the consent of the Independent Directors) with the Bank to purchase Subordinated Interests and IOs (the "Initial Investments") soon after the Closing for an aggregate purchase price of approximately $36.0 million plus accrued interest. The Bank will realize a book gain of approximately $2.5 million as a result of this sale.



    The Independent Directors will be asked at a meeting of the Board to approve this transaction and the price prior to the Closing. In their review of the proposed transaction and price, the Independent Directors will consider the historical information presented under "Initial Investments" and the data concerning projected yields set forth under "Yield Considerations Related to the Initial Investments," as well as price quotations provided by the investment bankers, unaffiliated with the Manager, who acted as placement agents with respect to the Initial Investments in the past. To satisfy its financial reporting obligations, the Bank routinely secures price quotations on the estimated trading market price for the securities that it holds, including the Initial Investments. The price proposed for the acquisition of each of the Initial Investments is that given to the Bank in the related price quotations provided to the Board. Investors should understand, however, that such price quotations are not offers to buy or sell, and are estimates of present liquidation prices; the Company, however, expects to hold the Initial Investments for at least four years. Investors should carefully and independently consider the information set forth under

"Initial Investments" and "Yield Considerations Related to the Initial Investments," including the assumptions and scenarios shown therein.

    In the future the Company will acquire Subordinated Interests, Distressed Real Properties or Other Real Estate Related Assets from the Manager or one of its affiliates only if a majority of the Independent Directors approve the transaction in advance. In making each decision, the Independent Directors will consider information provided by the Manager and such other information as they deem appropriate to determine whether the investment is consistent with the Guidelines, whether the price is fair and whether the investment is otherwise in the best interest of the Company. To determine whether the price of a Distressed Real Property is fair, the Independent Directors may consider a number of factors, including an appraisal of an MAI appraiser who is certified or licensed in the state and whose compensation is not dependent on the transaction. In approving the acquisition of a Subordinated Interest or other class of MBS, the Independent Directors will consider data such as that presented in the tables under "Initial Investments" and "Yield Considerations Related to the Initial Investments" as well as price quotes from investment bankers (such as the placement agents or underwriters of such MBS). The Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments.

    From time to time, mortgage lenders offer for sale large pools of mortgage loans and REO Properties pursuant to a competitive bidding process. In such a case, the Bank may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as the Bank takes title only to the mortgage loans and not to the real estate. In the alternative the Bank may, but is not required to, invite the Company to submit a joint bid for such a pool. If the Company and the Bank are successful bidders on a pool of Mortgage Loans and real estate, in general the Company would take title to the real estate and the Bank would take title to the Mortgage Loans.

    The Company may, but does not currently intend to, participate in mortgage loans together as a co-participant with the Manager or its affiliates. To the extent that the Company does so participate, generally, the terms of the participation would be structured so that the Bank would service the loans for a market servicing fee and, after such servicing fee, the remaining proceeds from the loans would be shared pari passu in accordance with their ownership interests in the loans. Any such co-participating transactions with the Manager or its affiliates will be reviewed by the Independent Directors as part of their quarterly review to ensure compliance with the Guidelines. As to risks related to investments of these kinds see "Risk Factors--Investment Activity Risks."

    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate assets that meet the Company's policies and criteria.

    Ocwen Financial and the Bank expect to continue to purchase Real Estate Related Assets in the future, and have no obligation to make investment opportunities available to the Company except with respect to Subordinated Interests and Distressed Real Property. Moreover, the Manager and its affiliates have no obligation to offer Subordinated Interests to the Company if the mortgage loans collateralizing such Subordinated Interests were owned by the Manager or one of its affiliates. As a consequence, the opportunity for the Company to invest in Other Real Estate Related Assets will be limited if such investment opportunities would be attractive to Ocwen Financial or one of its affiliates. The Manager and its affiliates will not invest in a Subordinated Interest (other than one collateralized by loans owned by the Manager or its affiliates) or a Distressed Real Property unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

    RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP. Prior to this offering, there has not been a public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the offering will not be lower than the price at which they are sold by the Underwriter. The Common Stock has been approved for listing on The Nasdaq Stock Market. Quotation through The Nasdaq Stock Market does not ensure, however, that an active market will develop for the Company's Common Stock.


    NEWLY ORGANIZED CORPORATION. The Company has no operating history, and its operating policies and strategies are untried. The Company will be dependent upon the experience and expertise of the Manager in administering its day-to-day operations. Certain officers, directors and employees of the Manager and its affiliates have experience in managing distressed real estate assets and MBS, including Subordinated Interests. However, such officers, directors and employees have never managed a REIT. There can be no assurance that the Manager will be able to implement successfully the strategies that the Company intends to pursue.


    EXTERNAL MANAGEMENT OF THE COMPANY. The Company will be managed by the Manager, subject to the supervision of the Board of Directors. Thus, the Company will depend on the services of the Manager and its officers and employees for the success of the Company. Moreover, the Manager's personnel are employees of Ocwen Financial or the Bank, and accordingly the Company's success depends in part on the continuing ability of Ocwen Financial to hire and retain knowledgeable personnel. This ability may be affected, in turn, by Ocwen Financial's continued financial health. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company.

    REGULATION OF MANAGER'S AFFILIATES. The Manager is a wholly-owned subsidiary of Ocwen Financial, a registered savings and loan holding company that conducts most of its operations through the Bank, a federally-chartered savings bank. Both Ocwen Financial and the Bank are subject to extensive government supervision and regulation, intended primarily for the protection of depositors. In addition, each of Ocwen Financial and the Bank are subject to changes in federal and state laws, including changes in tax laws that could materially affect the real estate industry, as well as changes in regulations, governmental policies and accounting principles. Such changes may increase Ocwen Financial's and the Bank's costs of doing business and assist their competitors. Any such added burdens may adversely affect the Manager's ability to carry out its management functions or the Bank to provide mortgage loan servicing and Special Servicing for the Company or may have an effect on the ability of the Manager and its affiliates to enter into other arrangements with the Company.

                       OPERATING POLICIES AND OBJECTIVES

    GENERAL. The Company will invest primarily in (i) Subordinated Interests in commercial and multifamily mortgage backed securitizations ("CMBS"); (ii) Subordinated Interests in one- to four-family residential mortgage backed securitizations ("RMBS"); and (iii) distressed commercial and multifamily real estate ("Distressed Real Property"), including real estate acquired in connection with foreclosure on non-performing loans ("REO Property"). There can be no assurances that the Company will be able to acquire such assets, that the terms or results of such acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

    Although the Company expects that its primary emphasis will be on the acquisition of Subordinated Interests and Distressed Real Properties, future acquisitions may include Other Real Estate Related Assets. Moreover, to invest the net proceeds of the Offering efficiently in appropriate real estate assets, the Company expects initially to emphasize the acquisition or origination of single family residential, multifamily residential and commercial Performing Mortgage Loans to be used as collateral for CMOs, with the Company retaining an equity ownership interest in such Mortgage Loans. In addition, the Company may originate or acquire Mezzanine Loans on commercial or multifamily residential properties, secured by a controlling equity interest in the entity that owns the property, or make Construction Loans to facilitate construction or rehabilitation of commercial or multifamily residential real estate. The Company may acquire or originate Mortgage Loans at any time in the future and may decide in the future to pursue other available acquisition opportunities it deems suitable for the Company's portfolio.

    The Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested in each category of Real Estate Related Assets, except that the Company does not anticipate investing more than 25% of its assets in foreign real estate and foreign loans or more than 10% of its assets in real estate or loans with known material environmental problems. Subject to the Guidelines, the Company has a great deal of discretion in the manner in which to invest the proceeds of the Offering. There can be no assurance that the Company will be successful in its investment strategy.

    The Company will have no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset and collateral analysis, evaluating investment risks on a case-by-case basis. To the extent that the Company's assets become concentrated in a few states or a particular region, the return on an investment in the Common Stock will become more dependent on the economy of such states or region.

    The Company intends to acquire or finance investments through the use of leverage, consistent with maintaining an acceptable level of risk.

    The Company will acquire the Initial Investments from Ocwen Financial, and in the future may acquire additional assets from affiliates of the Manager.


    OCWEN FINANCIAL'S EXPERIENCE. Ocwen Financial has experience in the acquisition, management and disposition of distressed commercial, multifamily and single family mortgage loans and the resultant REO Properties, and the management of diverse real estate assets. This experience, however, has been on behalf of the Bank, which has different investment objectives and different investment guidelines than the Company will have. The Bank is subject to regulation by the OTS, is funded primarily through deposits that are insured by the FDIC and uses a different ratio of leverage than the Company expects to use. The Bank is subject to taxation on its income, whether or not distributed, and does not have minimum holding period requirements for its investments. The Company, on the other hand, as a REIT, generally must hold its investments for the long term, and cannot be a trading investor. The Company should not be subject to income tax as long as it distributes 95% of its taxable income to its shareholders, who have made an investment that is not insured by the FDIC.



    Ocwen Financial, acting through a former subsidiary, entered the loan resolution business in 1986, by providing private mortgage insurance for residential loans. Since 1991, Ocwen Financial has acquired distressed loans, including distressed commercial mortgage loans secured by apartments, shopping centers, office buildings, hotels, and industrial properties, Ocwen Financial has owned commercial REO properties, which it acquired by purchasing and foreclosing on distressed mortgage loans. In the early years of its loan resolution business, Ocwen Financial acquired distressed mortgage loans primarily from the FDIC and the Resolution Trust Corporation, primarily in auctions of pools of loans acquired from the large number of financial institutions that failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of distressed mortgage loans, in recent years Ocwen Financial has obtained Distressed Mortgage Loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. As a result of this experience, Ocwen Financial developed procedures, facilities and systems to assist it in identifying, evaluating, acquiring and managing distressed loans. Ocwen Financial also has experience in the acquisition and management of MBS, including subordinated securities; the majority of these, however, have been sold.



    The Company believes that the availability of Ocwen Financial's resources will assist the Company in managing Distressed Real Property, in making investments in Subordinated Interests in CMBS and

RMBS, and in exercising Special Servicing rights with respect to the mortgage loans underlying such Subordinated Interests.



    Although many of the Company's prospective competitors may have access to greater capital and have other advantages, the Company believes that the experience of Ocwen Financial in managing and resolving Distressed Real Properties and Distressed Mortgage Loans will provide the Company with the means to compete. No assurances can be made, however, in this regard.


THE COMPANY'S ASSETS

    The discussion below describes the principal categories of assets that the Company intends to acquire.

    SUBORDINATED INTERESTS. The Company intends to acquire Subordinated Interests in CMBS and RMBS. Mortgage-backed securities ("MBS") typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which would be rated from low investment grade "BBB" to higher investment grade "AA" or "AAA." The junior, subordinated classes typically would include one or more lower rated, non-investment grade classes, and an unrated, higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans).

    MBS generally are issued either as collateralized mortgage obligations ("CMOs" or "CMO Bonds") or pass-through certificates ("Pass-Through Certificates"). CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or MBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid. See "Risk Factors--Investment Activity Risks--Credit and Prepayment Risks from Ownership of Subordinated Interests in Pools of Commercial and Residential Mortgage Loans."

    In most mortgage loan securitizations, a series of MBS is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the Mortgage Collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on MBS on a periodic basis, typically monthly.

    The credit quality of MBS depends on the credit quality of the underlying Mortgage Collateral. Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms and the geographic diversification of the location of the properties, and, in the case of commercial mortgage loans, the credit-worthiness of tenants.

    Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to Subordinated Interests in commercial securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors--Investment Activity Risks--Credit and Prepayment Risk from Ownership of Subordinated Interests in Pools of Commercial and Residential Mortgage Loans."

    As a result of the typical "senior-subordinated" structure, the Subordinated Interest will be extremely sensitive to losses on the underlying mortgage loans. For example, if the Company owns a $10 million Subordinated Interest in an MBS consisting of $100 million of underlying mortgage loans, a 7% loss on the underlying mortgage loans will result in a 70% loss on the Subordinated Interest. Accordingly, the holder of the Subordinated Interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on a defaulted mortgage loans, I.E., the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying mortgage loans.

    The loss frequency on a pool of mortgage loans will depend upon a number of factors, most of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency will reflect broad conditions in the economy generally and real estate particularly, economic conditions in the local area in which the underlying Mortgage Property is located, the loan-to-value ratio of the mortgage loan, the purpose of the loan, and the debt service coverage ratio (with respect to commercial mortgage loans). The loss severity will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on the defaulted mortgage loan and sell the underlying Mortgaged Property. For a discussion of certain legal issues affecting the servicer's ability to foreclose on a mortgage loan, and the legal impediments to the sale of the underlying Mortgaged Property, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the loan.

    The Company may acquire IOs that have characteristics of Subordinated Interests, known as Sub IOs. A Sub IO is entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account and is used to fund required payments of principal and interest on the more senior tranches. Once the balance in the spread account reaches a certain level, interest on the Sub IO is paid to the holders of the Sub IO. These Sub IOs provide credit support to the senior classes, and thus bear substantial credit risks. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including as a result of defaults) on the underlying loans. See "Risk Factors--Investment Activity Risks--Interest Rate and Other Risks from Ownership of IOs, Inverse IOs, and Sub IOs". Some Sub IOs are designated as REMIC Residual Interests. Such a Sub IO typically generates Excess Inclusion or other forms of "phantom income."

    Before acquiring a Subordinated Interest, the Company performs a number of due diligence tasks to evaluate the investment and to verify the information and material provided by the seller. With respect to RMBS, the Manager creates two sample pools: 1) a random sample and 2) an adverse sample, with characteristics (such as high loan-to-value ratios or poor delinquency histories) that make them likely to perform more poorly than the average loans in the pool under consideration. The Manager will obtain broker's price opinions ("BPOs") from one of its approved brokers for each of the loans in the sample pools. The Manager evaluates each BPO to verify its reasonableness, and, if appropriate, additional information is obtained until the Manager is satisfied that a reasonable determination of the value of the loan can be made. The Manager also estimates the potential for increases or decreases in estimated property values based on local real estate trends.

    Losses on mortgage loans are measured in two ways, loss frequency and loss severity. Loss frequency is estimated by using industry standard predictive models, supplemented by Ocwen Financial's historical data and experience. Loss severity is estimated by projecting the net resolution proceeds expected to be derived from the defaulted loans based upon Ocwen Financial's proprietary in-house computer models. This net resolution analysis reviews all potential forms of resolution, including full payoff, discounted payoff, reinstatement, foreclosure and sale, deed-in-lieu and sale, and takes into account, among other things, real estate value, carrying costs (that is, property taxes, insurance and maintenance) and average months to foreclose in the particular state.

    With respect to CMBS, the Company determines on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined "desktop analysis." Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and a BPO review. For those loans that are selected for the more streamlined desktop analysis, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a BPO review, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed. After completing the review of the documentation and the property inspection, the information compiled will be analyzed to determine collateral value for each property securing the loans. Based on these factors, the Manager will determine a resolution value for each loan for purposes of projecting future cash flows after adjustments for estimated future losses.

    Determining a resolution value is a subjective process, requiring, ultimately, a business judgment. In making this determination, the Manager often evaluates some of the following characteristics of the MBS: (i) the type of collateral ("A," "B," "C" or "D" quality single family residential mortgage collateral, multifamily mortgage collateral, or office, hotel, industrial or retail mortgage collateral); (ii) the payment status of the underlying mortgage (performing, non-performing or sub-performing); (iii) the actual mortgage prepayment and default history; (iv) the ratio of the unpaid mortgage balance to the current property value; (v) the current income and cash flows generated by commercial real estate as compared to the debt service requirements and (vi) the region of the country in which the collateral is concentrated. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances. Because there are so many characteristics to consider, each Subordinated Interest must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

    After completing the foregoing evaluations, the Manager will model the structure of the RMBS or CMBS securitization based on the disclosure documents that reveal the payment structure of the MBS and the characteristics of the underlying mortgage collateral. This modeling is done in order to estimate future cash flows to be received by the Subordinated Interests, after adjustments for estimated future losses. Using that information, the Manager will determine the price at which it would effect the purchase of the Subordinated Interest on behalf of the Company. Although the Manager uses objective data to make this decision, the decision is in essence a subjective one.

    The Company also intends in many instances to acquire Special Servicing rights with respect to the mortgage loans underlying MBS in which the Company owns a Subordinated Interest. Such Special Servicing rights will give the Company, among other things, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. No assurances can be made, however, that the Company will be able to acquire such Special Servicing rights or that losses on the mortgage loans will not exceed the Company's expectations. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all. See "Risk Factors-- Investment Activity Risks" and "--Economic and Business Risks."

    Moreover, many of the Subordinated Interests to be acquired by the Company will not have been registered under the Securities Act, but instead initially were sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity.

    Although there are some exceptions, most issuers of multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company intends to acquire not only Subordinated Interests that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests. Unlike regular interests in REMICs, REMIC Residual Interests typically generate Excess Inclusion or other forms of "phantom income" that bear no relationship to the actual economic income that is generated by a REMIC. Consequently, if a Subordinated Interest that is designated as a REMIC Residual Interest generates a significant amount of phantom income in any taxable year, the Company could be required to borrow funds or to liquidate assets in order to meet the REIT distribution requirement for such taxable year.

    Subordinated Interests (other than REMIC Residual Interests and Sub IOs) generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related Subordinated Interest on a level-yield method in advance of the receipt of the related cash flow. The OID income attributable to a Subordinated Interest generally will increase the Company's REIT distribution requirement in the early years of the Company's ownership of the Subordinated Interest even though the Company may not receive the related cash flow from the Subordinated Interest until a later taxable year. As a result, the Company could be required to borrow funds or to liquidate assets in order to satisfy the REIT distribution requirement for any taxable year. See "Risk Factors--Legal Risks--Tax Risks." There can be no assurance that the Company's strategy for investing in Subordinated Interests will be successful.

    COMMERCIAL MORTGAGE-BACKED SECURITIES. It is expected that many of the Subordinated Interests acquired by the Company will be Subordinated Interests in CMBS. The Mortgage Collateral supporting CMBS may be mortgage pass-through securities (discussed below) or pools of whole loans. Of the interests in CMBS that the Company acquires, most will be Subordinated Interests, but the Company also may purchase more senior tranches or combined tranches of first-loss and more senior CMBS.

    Unlike RMBS, which typically are backed by thousands of single family mortgage loans, CMBS are backed generally by a more limited number of commercial or multifamily mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Interests in such CMBS.


    The Company believes that there will be opportunities to invest in Subordinated Interests in CMBS. Increasingly, owners of commercial mortgage loans are choosing to securitize their portfolios. However, no assurances can be made that appropriate opportunities for investment in CMBS will continue to be available.


    RESIDENTIAL MORTGAGE-BACKED SECURITIES. The Company intends to acquire Subordinated Interests in RMBS backed by "non-conforming" mortgage loans, that is, one- to four-family mortgage loans that do not qualify for sale to FHLMC or FNMA. Typically, non-conforming mortgage loans do not meet agency guarantee criteria because their principal balance exceeds agency limits (e.g., $214,600 is the current single-family mortgage loan limit of both FNMA and FHLMC). Sometimes the mortgage loans or the borrower does not meet other agency credit underwriting standards.

    The process of a single-family mortgage loan securitization is similar to the process of a commercial mortgage loan securitization. As in CMBS, a typical RMBS series allocates the cash flow on the underlying mortgage loans so that the Subordinated Interests shield the more senior classes from losses due to defaults on the underlying residential mortgage loans, resulting in substantially greater credit risk to the Subordinated Interests.

    In addition to creating credit support for the more senior classes, another general goal in allocating cash flows from the mortgage loans to the various classes of a securitization, particularly an RMBS issuance, is to create certain tranches on which the expected cash flows have a higher degree of predictability than the cash flow on the underlying mortgage loans. As a general matter, the more predictable the cash flow is on a particular RMBS tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on certain other RMBS. As part of the process of creating more predictable cash flows on certain tranches of a non-conforming mortgage loan securitization, one or more tranches generally must be created that absorb most of the changes in the cash flows from the Mortgage Collateral. The yields on these tranches generally are higher than prevailing market yields on mortgage-backed securities with similar expected average lives. Because of the uncertainty of the cash flows on these tranches, the market prices of, and yields on, these tranches are more volatile.

    Although Subordinated Interests in RMBS bear substantial credit risk, because of the "shifting interest" structure typically provided, such Subordinated Interests (other than Sub IOs) tend to be less subject to a substantial prepayment risk. A shifting interest structure shifts all prepayments of principal to the more senior, generally investment-grade, RMBS classes (for at least five years for fixed-rate mortgage loans and ten years for adjustable-rate mortgage loans) in order to increase the outstanding percentage of subordination. After this initial period during which prepayments are shifted to the more senior RMBS classes, prepayments then are made pro rata or more likely phased in over a five-year period until all classes are receiving their pro rata share. The net effect on the subordinated classes is a degree of call protection because the principal amounts of the subordinated classes are not reduced by prepayments of the mortgage loans, generally for at least five years. The "shifting interest" mechanism creates a Subordinated Interest in RMBS with a longer but more predictable average life.

    The Company may acquire Subordinated Interests in RMBS secured by lower credit quality mortgage loans known as "B," "C" and "D" mortgage loans. B, C and D mortgage loans are loans made to borrowers who have credit histories of a lower overall quality than "A" borrowers. These credit histories generally result from previous repayment difficulties, brief job histories, previous bankruptcies or other causes. Except with respect to loans originated under programs sponsored by HUD, the loan-to-value ratio for a B, C and D mortgage loan is typically significantly lower than the loan-to-value ratio of an "A" mortgage loan, and the pass-through coupon of a B, C and D mortgage loan is typically higher than the coupon on an A mortgage loan. As a result of the typically lower loan-to-value ratios and higher yields on B, C and D mortgage loans, the Company believes these RMBS with B, C and D mortgage loan collateral may justify accepting the higher credit risk associated with such borrowers.

    Although the RMBS market has matured, the Company believes that acquisition opportunities continue to be available in Subordinated Interests in RMBS. The Company will seek, among other things, to manage the credit risks associated with making this type of investment through certain credit underwriting procedures (that is, a review of the expected economic performance of, and risks associated with, such interests) and through leverage. No assurance can be given that any of the foregoing developments actually will occur.

    SPECIAL SERVICING. Unlike the owner of mortgage loans, the owner of Subordinated Interests in RMBS or CMBS ordinarily cannot control the servicing of the underlying mortgage loans. The Company intends, however, generally to acquire Special Servicing rights with respect to the mortgage loans underlying Subordinated Interests it purchases. Acquiring these rights will give the Company control of the underlying mortgage loans within certain parameters.

    The terms of Special Servicing agreements vary considerably, and the Company cannot predict with certainty the precise terms of the Special Servicing agreements into which it will enter. In general, however, the Company will attempt to negotiate Special Servicing agreements that will permit the Company to service, or to direct the servicing of, mortgage loans that are more than 90-days delinquent. At that point, the Company would have the right (and the obligation) to decide whether to begin foreclosure proceedings or to seek alternatives to foreclosure, such as forbearance agreements, partial payment forgiveness, repayment plans, loan modification plans, loan sales and loan assumption plans. Thus, the Company will have within its control, subject to obligations to the related senior classes, some ability to minimize losses on mortgage loans underlying Subordinated Interests owned by the Company.

    Because the Operating Partnership generally will be the entity that acquires the Subordinated Interests, it also will acquire the related Special Servicing rights. The Operating Partnership intends to assign to the Bank, all of its Special Servicing rights and obligations (other than the right to direct foreclosure). It is expected that most or all of the Special Servicing compensation will be paid to the Bank, and thus the Company may benefit from the ability to direct certain of the Special Servicing activities but not from receipt of material amounts of Special Servicing fees.


    The Bank, a wholly-owned subsidiary of Ocwen Financial, has experience in servicing distressed loans, has been approved as a servicer by HUD, FHLMC and FNMA and has been rated in the second highest applicable category, "above average," by Fitch Investors Service, Inc. ("Fitch"), as a special servicer of commercial mortgage loans. Moreover, Standard & Poor's and Moody's have rated the Bank as a servicer of single family residential loans.


    Because the acquisition and Special Servicing of distressed real estate is one of the Bank's business focuses, the Bank has an established network of real estate professionals throughout the United States to assist its asset management activities. The Bank maintains working relationships with approved engineers, environmental consultants and real estate brokers nationwide, and calls upon these local advisors for assistance when appropriate.

    The legal aspects of the mortgage loans that underlie the Subordinated Interests owned and to be acquired by the Company affect the value of those assets. For a discussion of certain legal aspects of mortgage loans, see "Certain Legal Aspects of Mortgage Loans and Real Property."

    DISTRESSED REAL PROPERTIES. The Company believes that under appropriate circumstances the acquisition of commercial and multifamily real estate acquired by a mortgage lender at foreclosure, or by receipt of a deed in lieu of foreclosure ("REO Properties") and other underperforming and otherwise distressed commercial and multifamily real estate (together with REO Properties, "Distressed Real Properties") offers significant opportunities to the Company.

    The Company expects to acquire Distressed Real Properties solely for its own portfolio. From time to time, however, the Company and a co-investor may submit a joint bid to acquire a pool of Distressed Real Property in order to enhance the prospects of submitting a successful bid. If successful, the Company and the co-investor generally would split up the acquired assets in an agreed-upon manner, although in certain instances the Company and the co-investor may continue to have a joint interest in the acquired assets.

    The Company's policy will be to conduct an investigation and evaluation of the properties in a portfolio of Distressed Real Property before purchasing such a portfolio. Prior to purchasing assets, the Manager will generally identify and contact real estate brokers and/or appraisers in the market area of the subject properties to obtain rent and sale comparables and BPOs for each asset in a portfolio. This information is used to supplement due diligence that is performed by the Manager's employees.

    The Company's due diligence will generally include the review of market studies for each market within a portfolio. The studies typically will include area economic data, employment trends, absorption rates and market rental rates. Due diligence will also include site inspections by the Manager's employees or agents of most properties in a portfolio and a review of all available asset files and documentation. To the extent possible those will include examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports. The information compiled is then analyzed to determine a valuation for each property.

    The property valuation process utilizes a variety of tools which may include various proprietary financial models that have been developed by Ocwen Financial and will be available to the Company through the Management Agreement. Sources of information examined to determine value may include: (a) current and historical operating statements; (b) existing appraisals; (c) BPOs; (d) rent and sales comparables; (e) industry statistics and reports regarding operating expenses such as those compiled by the Institute of Real Estate Management; (f) leases; and (g) deferred maintenance observed during site inspections or described in structural reports, reports and correspondence found in the loan files.

    The Manager develops projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in BPOs, appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals, BPOs and market sale comparables to determine recommended bid prices for each asset. The bids take into account projected holding periods, capital costs and projected profit expectations. Recommended bid prices are then reviewed with senior management and a decision whether to bid is made. The amount offered by the Company generally will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.


    After the Company acquires Distressed Real Property, the Company's goal will be to improve management of the property so as to increase the cash flow from the property. If cash flows can be increased and the property stabilized, the Company may begin to seek an opportunity to sell the property. Although the period during which the Company will hold Distressed Real Properties will vary considerably from asset to asset, the Company believes that most such properties will be held in its portfolio more than four years and generally fewer than ten years.


    If the Company is offered the opportunity to purchase a Distressed Real Property that is likely to be held for fewer than four years, the Company intends to establish a corporation in which the Operating Partnership will hold a 95% non-voting ownership interest to make the purchase. Such a corporation will not be eligible for taxation as a qualified REIT subsidiary, and any profits that it earns on its activities will be subject to federal corporate income tax before they are distributable to the Company. If the Company purchases a Distressed Real Property with the intent to hold it in the Operating Partnership for more than four years, but an opportunity arises to sell the property sooner, the Company will consider certain strategies, such as a like-kind exchange, to reduce any negative tax consequences relating to the sale.

    Although the Company believes that a permanent market for the acquisition of Distressed Real Property has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of Distressed Real Property in future periods or that there will not be significant inter-period variations in the amount of such acquisitions. See "Risk Factors--Investment Activity Risks--Available Investments." Moreover, there can be no assurance that the Company will be effective in making any asset acquired more valuable than the price paid to acquire it. See "Risk Factors--Investment Activity Risks."

    PERFORMING MORTGAGE LOANS FOR SECURITIZATION. The Company intends to purchase single family residential, multifamily residential and commercial Performing Mortgage Loans, to pool such loans in a special purpose entity, and to issue CMOs secured by such mortgage loans. The Company would retain the equity ownership interest in the Mortgage Loans, subject to the CMO debt, thereby creating the economic equivalent of a Subordinated Interest.

    DISTRESSED MORTGAGE LOANS. The Company may purchase Nonperforming or Subperforming Mortgage Loans, particularly those secured by commercial properties. In general, the Company will foreclose on such Mortgage Loans in order to acquire title to the underlying Distressed Real Properties. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

    CONSTRUCTION FINANCING AND LOANS SUBJECT TO PRIOR LIENS. The Company may take advantage of opportunities to provide construction or rehabilitation financing on commercial property, lending generally 85% to 90% of total project costs, and taking a first lien mortgage to secure the debt ("Construction Loans"). The Company also may invest in loans that are subordinate to first lien mortgage loans on commercial real estate ("Mezzanine Loans"). For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. Typically the loan would be secured, either by the property subject to the first lien (giving the Company a second lien position) or by a controlling equity interest in the owner. If the equity interest is pledged, then the Company would be in a position to make decisions with respect to the operation of the property in the event of a default by the owner. These Construction and Mezzanine Loans generally would provide the Company with the right to receive a stated interest rate on the loan balance plus a percentage of net operating income or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return.

    SALE LEASEBACK TRANSACTIONS. In addition, the Company may participate in sale leaseback transactions, in which the Company would purchase improved or unimproved real estate and then lease such real estate back to the seller under a long-term triple net lease. The Company also may provide financing necessary to build commercial improvements on the land, to refinance existing debt on the property or to provide additional funds to operate the business. After participating in a number of these transactions, the Company may pool the leased real estate, and issue debt backed by the real estate and the related leases in a securitization transaction.

    OTHER MBS.   The Company may invest not only in classes of Subordinated
Interests but also in other classes of MBS. For example, the Company may invest in IOs, which are entitled to no (or only nominal) payments of principal, but only to payments of interest. The holder of an IO may be entitled to receive a stated rate of interest on a notional principal balance equal to the principal balance of the Mortgage Collateral, that portion that bears interest in excess of a certain rate, or one more classes of that MBS (such as where the Mortgage Collateral (or portion thereof) carries an 8.5% interest rate after servicing costs, and the holders of the other classes are entitled to receive 8.0% interest, leaving 0.5% for the holder of the IO). Alternatively, the holder of an IO may be entitled to a variable rate of interest on a nominal principal balance that adjusts based upon adjustment in the interest rate of the underlying Mortgage Collateral.

    Because IOs often pay at a relatively small rate of interest on a large notional principal balance, an accelerated reduction of that principal balance will have an adverse effect on the anticipated yield to maturity of such IO. Accordingly, if the underlying Mortgage Collateral prepays (including prepayments as a result of default and repurchases by the seller) at a rate faster than anticipated, the weighted average life of the IO will be reduced, and the yield to maturity adversely affected. Conversely, if the underlying Mortgage Collateral prepays at a rate slower than anticipated, the weighted average life of the IO will be extended, with the consequent positive effect on the anticipated yield to maturity.

    Residential mortgage loans typically do not have any prepayment penalty, with the result that prepayments tend to increase during periods of falling interest rates, and decrease during periods of rising interest rates. However, prepayments are dependent upon a number of other factors as well (such as the number of jobs available in the area, general economic conditions and the borrower's need for additional cash). Commercial loans often carry prepayment restrictions, or require that the borrower pay a prepayment penalty (which generally is not for the benefit of the holder of the IO). In any event, it is very difficult to predict the prepayment pattern for any particular Mortgage Collateral, which makes it harder to predict the actual yield with respect an IO. See "Yield Considerations Related to the Company's Investments-- IOs and Inverse IOs," "Yield Considerations Related to the Initial Investments--Yield on the DLJ IOs" and "Risk Factors--Investment Activity Risks--Risks from Ownership of IOs, Inverse IOs, and Sub IOs."

    The Company also may invest in Inverse IOs, which bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The yield to maturity of a class of Inverse IOs is not only very sensitive to the rate of prepayments on the underlying Mortgage Collateral, but also changes in the related index. See "Yield Considerations Related to the Company's Investments--IOs and Inverse IOs" and "Risk Factors--Investment Activity Risks--Risks from Ownership of IOs, Inverse IOs, and Sub IOs."


    FOREIGN REAL PROPERTIES. In addition to purchasing Distressed Real Properties, the Company may acquire or originate Mortgage Loans secured by real estate located outside the United States or purchase such real estate, but the Company does not intend to invest more than 25% of the portfolio in foreign real estate. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. Ocwen Financial has no experience in investing in foreign real estate, but the Company believes that Ocwen Financial's experience with distressed assets will be helpful in the management of such assets. The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.



    REAL PROPERTY WITH KNOWN ENVIRONMENTAL PROBLEMS. The Company may acquire or originate mortgage loans secured by real estate with known environmental problems that materially impair the value of the property, or purchase such real estate. If so, the Company will take certain steps to limit its liability for such environmental problems, but there are risks associated with such an investment. Ocwen Financial has little experience in investing in real estate with known environmental risks. The Company does not intend to invest more than 10% of its portfolio in environmentally distressed real estate.


PORTFOLIO MANAGEMENT

    The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

    LEVERAGE AND BORROWING. The Company intends to leverage its assets through the use of reverse repurchase agreements, bank credit facilities, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the Company. However, the Company does not intend to borrow funds from the Manager or its affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of leverage it utilizes.

    Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leveraging magnifies changes in the net worth of the Company and affects the amounts available for distribution to stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained.

    To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used, and therefore the amount available for distribution to stockholders will be reduced. See "Risk Factors--Economic and Business Risks--Use of Leverage."

    Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of stockholders. Such situations may arise if OAIC's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

    REVERSE REPURCHASE AGREEMENTS. The Company intends to enter into reverse repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements may be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

    BANK CREDIT FACILITIES. The Company intends to borrow money through various bank credit facilities, which will have varying interest rates, which may be fixed or adjustable, and varying maturities.

    MORTGAGE LOANS ON REAL ESTATE OWNED BY THE COMPANY. The Company expects to borrow funds secured by mortgages on the Company's real estate, including any Distressed Real Properties owned by the Company.

    CMOS AND WAREHOUSE LINES OF CREDIT. The Company intends to originate or purchase Performing Mortgage Loans and to issue non-REMIC CMOs collateralized by such loans. Moreover, the Company may issue non-REMIC CMOs collateralized by previously issued CMOs or MBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization.

The collateral (whether whole mortgage loans or MBS) will be transferred into a qualified REIT subsidiary, and that entity will issue non-REMIC CMOs. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a debt transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt. During the period in which the Company is acquiring mortgage loans for securitization, the Company is likely to borrow funds secured by such loans pursuant to warehouse lines of credit.

    INTEREST RATE MANAGEMENT TECHNIQUES. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

                            MANAGEMENT OF OPERATIONS

OCWEN FINANCIAL CORPORATION

    Ocwen Financial is a diversified financial services company that is primarily engaged in the acquisition and resolution of troubled loans and in diverse mortgage lending activities. The activities of Ocwen Financial are primarily conducted through the Bank. At December 31, 1996, Ocwen Financial had $2.48 billion of total assets and stockholders' equity of $203.6 million.

    Ocwen Financial is a Florida corporation, organized in February 1988 in connection with its acquisition of the Bank. During the early 1990s, Ocwen Financial sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by establishing its distressed loan acquisition and resolution program. This program commenced with the acquisition of distressed single-family residential loans in 1991 and was expanded to cover the acquisition and resolution of distressed multi-family residential and commercial real estate loans in 1994.

    Ocwen Financial is a registered savings and loan holding company subject to regulation by the OTS. The Bank is subject to regulation by the OTS, as its chartering authority, and by the FDIC as a result of its membership in the SAIF, which insures the Bank's deposits up to the maximum extent permitted by law. The Bank also is subject to certain regulation by the Federal Reserve Board and currently is a member of the FHLB of New York, one of the 12 regional banks which comprise the FHLB System.

    Ocwen Financial's executive offices are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, and the telephone number of its executive offices is (561) 681-8000.

THE MANAGER

    The Manager is a wholly-owned subsidiary of Ocwen Financial. The following tables set forth certain information about the directors and executive officers of the Manager. Each of the directors of the Manager is also a director of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company or the Manager or any of their respective affiliates.

DIRECTORS OF THE MANAGER

NAME                                                       AGE                        POSITION(S) HELD
-----------------------------------------------------      ---      -----------------------------------------------------

William C. Erbey.....................................          47   Chairman, President and Chief Executive Officer
John R. Erbey........................................          55   Managing Director and Secretary
Christine A. Reich...................................          35   Managing Director and Chief Financial Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME                                                       AGE                        POSITION(S) HELD
-----------------------------------------------------      ---      -----------------------------------------------------

John R. Barnes.......................................          54   Senior Vice President
Joseph A. Dlutowski..................................          32   Senior Vice President
Jordan C. Paul.......................................          35   Senior Vice President

    The principal occupation for the last five years of each director of the Manager, as well as some other information, is set forth below.

    Mr. William C. Erbey has served as President and Chief Executive Officer of Ocwen Financial since January 1988, and became Chairman of the Board in September 1996. Mr. Erbey has served as Chairman of the Board of the Bank since February 1988 and as President and Chief Executive Officer of the Bank since June 1990. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment company, in charge of merchant banking. From 1975 to 1983, he served at General Electric Credit Corporation ("GECC") in various capacities, most recently as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, a subsidiary of General Electric Company engaged in the mortgage insurance business. Mr. Erbey also served as Program General Manager of GECC's Commercial Financial Services Department and its subsidiary Acquisition Funding Corporation. He received a Bachelor of Arts in Economics from Allegheny College and a Master of Business Administration from the Harvard Graduate School of Business Administration.

    Mr. John R. Erbey has served as a Managing Director of Ocwen Financial since January 1993, and as Secretary of Ocwen Financial since June 1989, and served as Senior Vice President of Ocwen Financial from June 1989 until January 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Managing Director of the Bank since May 1993 and as Secretary of the Bank since July 1989. Previously, he served as Senior Vice President of the Bank from June 1989 until May 1993. From 1971 to 1989, he was a member of the Law Department of Westinghouse Electric Corporation and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. Previously, he held the positions of Assistant General Counsel of the Industries and International Group and Assistant General Counsel of the Power Systems Group of Westinghouse. Mr. Erbey is a graduate of Allegheny College and Vanderbilt University School of Law.

    Ms. Reich has served as a Managing Director of Ocwen Financial since June 1994 and as Chief Financial Officer of Ocwen Financial since January 1990. Ms. Reich served as Senior Vice President of Ocwen Financial from January 1993 until June 1994 and as Vice President from January 1990 until January 1993. Ms. Reich has served as a director of the Bank since 1993, as a Managing Director of the Bank since June 1994 and as Chief Financial Officer of the Bank since May 1990. Ms. Reich served as Senior Vice President of the Bank from May 1993 to June 1994 and Vice President of the Bank from January 1990 to May 1993. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of Ocwen Financial. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager. She is a graduate of the University of Southern California.

    The background for the last five years of each executive officer of the Company who is not a director is set forth below.

    Mr. Barnes has served as Senior Vice President of Ocwen Financial and the Bank since May 1994 and served as Vice President of the same from October 1989 to May 1994. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. Mr. Barnes is a graduate of Ohio State University.

    Mr. Dlutowski was elected a Senior Vice President of Ocwen Financial and the Bank on March 21, 1997. Mr. Dlutowski joined the Bank in October 1992 and served as a Vice President from May 1993 until March 1997. From 1989 to 1991, Mr. Dlutowski was associated with the law firm of Baker and Hostetler. He holds a Bachelor of Science from the University of Pennsylvania, and a Master of Business Administration and Juris Doctor from the University of Pittsburgh.

    Mr. Paul has served as Senior Vice President of the Bank since March 1996 and served as Vice President of the same since February 1994. Mr. Paul joined the Bank in September 1993 establishing its commercial loan acquisition and asset management divisions. From 1990 to 1993 Mr. Paul was an attorney in the real estate department of the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen. From 1983 to 1987 Mr. Paul served in a variety of positions with The Travelers Insurance Company in their Real Estate Investment Department. Mr. Paul received a bachelor of science degree from the Wharton School of the University of Pennsylvania and a juris doctor degree from the University of Pennsylvania Law School.

    Officers, directors and other personnel have significant experience in mortgage finance and the operation of commercial real estate; however, none has previously managed a REIT. See "Risk Factors-- Newly Organized Corporation."

THE MANAGEMENT AGREEMENT

    The Company will enter into the Management Agreement with the Manager for an initial term expiring on the second anniversary of the Closing Date. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock; provided, that a termination fee, equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding such termination, will be due. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee. If the Management Agreement is terminated for any reason, Ocwen Financial will have certain registration rights with respect to its Common Stock.

    The Manager at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including (or cause to be performed):

        (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

        (ii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

       (iii) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

        (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

        (v) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

        (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

       (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

      (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

        (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

        (x) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

        (xi) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company; and

       (xii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder.

    PORTFOLIO MANAGEMENT. The Manager will perform portfolio management services on behalf of OAIC and the Operating Partnership pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company.

    MONITORING SERVICING. The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of Special Servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; serving as the Company's consultant with respect to the Special Servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is Special Servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

MANAGEMENT FEES

    The Manager will receive a base management fee equal to 1% per annum, calculated and paid quarterly based upon the Average Invested Assets of the Company for such quarter. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors of the Company may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services.

    The Manager shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

    The ability of the Company to generate Funds from Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

    Because the Manager's employees will perform certain due diligence tasks that purchasers of real estate (including managers of REITs) typically hire outside consultants to perform, the Manager will be reimbursed for (or charge the Company directly for) the Manager's out of pocket costs in performing such due diligence on assets purchased or considered for purchase by the Company. Moreover, the Manager will track the time its employees spend in performing such due diligence tasks and will be entitled to reimbursement for the allocated portion of the salary and benefits of such employees.

    EXPENSES. The Company does not expect to maintain an office or to employ full-time personnel. Instead it expects to rely on the facilities and resources of the Manager to conduct its operations, and it will be required to pay out-of-pocket expenses and an allocated portion of salary and benefits of the Manager attributable to the operations of the Company. Expense reimbursement will be made quarterly.

    PAYMENT OF FEES AND EXPENSES. The management fees are payable in arrears. The Manager's base and incentive fees and due diligence and other expenses shall be calculated by the Manager within 45 days after the end of each quarter, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 60 days after the end of each fiscal quarter.

STOCK OPTIONS

    The Company intends to adopt a non-qualified stock option plan (the "Option Plan"), which provides for options to purchase shares of Common Stock (or, at the election of the Company, limited partnership interests ("Units") in the Operating Partnership that may be redeemed for cash, or, at the election of the General Partner, shares of Common Stock on a one-for-one basis). See "Operating Partnership-- Redemption Rights." The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Option Plan is 5,000,000. The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide incentive for the Manager to enhance the value of OAIC's stock.

    Before Closing, the Company will grant to the Manager options under the Option Plan, representing the right to acquire 1,437,500 Units (1,625,000 assuming the Underwriters exercise their over-allotment option), at an exercise price per share equal to the initial offering price of the Common Stock. If the options could be exercised immediately, they would represent 10% of the number of shares of Common Stock outstanding after completion of this offering. However, the options cannot be exercised immediately. One quarter of the Manager's options become exercisable on each of the first four anniversaries of the Closing Date. The options terminate on the tenth anniversary of the Closing Date.

    The Board of Directors may amend the Option Plan any time, except that approval by OAIC's stockholders is required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, increases the maximum number of shares of Common Stock that may be issued to any person, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the plan. Unless previously terminated by the Board of Directors, the Option Plan will terminate ten years from the Closing Date.

LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, OAIC's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria. The Manager has agreed, however, to give the Company an exclusive right to invest in Subordinated Interests and Distressed Real Properties, subject to certain exceptions. See "Risk Factors--Potential Conflicts of Interest" and "--Certain Relationships; Conflicts of Interest."

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

    The Company, on the one hand, and the Manager and its affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of the Company and all of its officers are also employed by the Manager or its affiliates.

    The relationships between the Company, on the one hand, and the Manager and its affiliates, on the other, will be governed by policy Guidelines to be approved by a majority of the Independent Directors. The Guidelines establish certain parameters for the operations of the Company, including quantitative and qualitative limitations on the Company's assets that may be acquired. The Guidelines are to assist and instruct the Manager and to establish restrictions applicable to transactions with affiliates of the Manager. Transactions with affiliates of the Manager that fall within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Directors. The Independent Directors will, however, review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines.

    Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Manager will obtain Price Evaluations concerning the price for Subordinated Interests and appraisals for Distressed Real Properties purchased from the Manager or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, Price Evaluations and appraisals are not always reliable indicators of the value of assets. In particular, Price Evaluations generally are obtained from the underwriter or placement agent of the MBS, who may have an incentive to overstate the value of the MBS. Moreoever, the market for unregistered MBS is illiquid, and therefore accurate prices are difficult to estimate. See "Risk Factors--Other Risks--Conflicts of Interest in the Business of the Company."

    If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with the Manager or an affiliate of the Manager, then the Manager will be required to repurchase the asset at the purchase price to the Company.

Moreover, if transactions are consummated that deviate from the Guidelines, then the Independent Directors will have the option, under the terms of the Management Agreement, to terminate the Manager.

    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate related assets that meet the Company's policies and criteria.

    Ocwen Financial and the Bank expect to continue to purchase Real Estate Related Assets in the future and have no obligation to make investment opportunities available to the Company except with respect to Subordinated Interests and Distressed Real Property. Moreover, the Manager and its affiliates have no obligation to offer Subordinated Interests to the Company if the mortgage loans collateralizing such Subordinated Interests were owned by the Manager or one of its affiliates. As a consequence, the opportunity for the Company to invest in Other Real Estate Related Assets will be limited if such investment opportunities would be attractive to Ocwen Financial or one of its affiliates. The Manager and its affiliates will not invest in a Subordinated Interest (other than one collateralized by loans owned by the Manager on its affiliates) or a Distressed Real Property unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

    From time to time, mortgage lenders offer for sale large pools of mortgage loans and REO Properties pursuant to a competitive bidding process. In such a case, the Bank may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as the Bank takes title only to the mortgage loans and not the real estate.

    Ocwen Financial has no obligation to reveal to the Company any business opportunities to invest in Distressed Mortgage Loans or Other Real Estate Related Assets (other than Distressed Real Properties and Subordinated Interests).

    The Company will purchase (subject to the consent of the Independent Directors) the Initial Investments from Ocwen Financial for an aggregate purchase price of approximately $36.0 million plus accrued interest, which will result in a gain to Ocwen Financial of approximately $2.5 million.

    The Company may purchase additional assets from the Manager and its Affiliates in the future and may participate on a joint basis with the Manager and its affiliates in investments. See "Risk Factors" Other Risks--Conflicts of Interest in the Business of the Company. Any such purchases will be in accordance with the Guidelines to be approved by a majority of the Company's Independent Directors. The terms of a particular transaction, however, will not be approved in advance by the Company's Board of Directors. The Independent Directors will review any such transactions quarterly to ensure compliance with the Guidelines, but in doing so they, by necessity, will rely primarily on information and analysis provided to them by the Manager.

    Ocwen Financial will purchase 1,875,000 shares of Common Stock on the Closing Date at a price equal to the public offering price, net of any underwriting discounts or commissions. This purchase will result in Ocwen Financial's ownership of approximately 13% of the total shares offered hereby, exclusive of the Underwriters' over-allotment option. The Manager also has received stock options pursuant to the Company's Option Plan. See "Management of Operations--Incentive Options."

    Ocwen Financial will retain its shares of the Company for at least two years after the Company's initial public offering of shares of Common Stock, but may dispose of its shares any time thereafter in accordance with the provisions of Rule 144 of the Securities Act of 1933. Notwithstanding the foregoing, if the Company terminates the Management Agreement, Ocwen Financial may require the Company to register the Manager's shares of Common Stock with the Commission (and under applicable state law).

    The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and affiliates of the Manager in addition to those described herein.

                                  THE COMPANY

    OAIC was incorporated in the Commonwealth of Virginia in January 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. The Company's telephone number is (561) 681-8000.

DIRECTORS AND EXECUTIVE OFFICERS

    The following tables set forth certain information about the directors and executive officers of OAIC.

DIRECTORS OF OAIC

NAME                                                       AGE                        POSITION(S) HELD
-----------------------------------------------------      ---      -----------------------------------------------------
William C. Erbey.....................................          47   Chairman and Chief Executive Officer
Christine A. Reich...................................          35   President and Chief Financial Officer
Timothy J. Riddiough.................................          39   Director
Robert F. Pugliese...................................          64   Director
Peter M. Small.......................................          54   Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

John R. Erbey.............................          55   Managing Director and Secretary
John R. Barnes............................          54   Senior Vice President
Joseph A. Dlutowski.......................          32   Senior Vice President
Jordan C. Paul............................          35   Senior Vice President

    The principal occupation for the last five years of each Independent Director of the Company, as well as some other information, is set forth below.

    Mr. Riddiough holds the Edward H. and Joyce Linde Career Development Chair in Real Estate Finance at the Massachusetts Institute of Technology Center for Real Estate, where he has taught since 1994. From 1991 to 1994, Mr. Riddiough was an Assistant Professor in the Department of Finance at the University of Cincinnati. He has a background in the mortgage insurance business, having worked at Foremost Guaranty Corporation and Verex Assurance Corporation from 1984 to 1988. Mr. Riddiough's specialties include commercial mortgage and CMBS pricing as well as mortgage disposition/workout strategy. Mr. Riddiough is widely published, with other areas of interest that include capitalization of REITs, option pricing and real estate valuation. He serves on the editorial boards for the two influential academic journals in the real estate/urban economics area and the advisory board of the Real Estate Research Institute. Mr. Riddiough has recently consulted with several large pension fund advisors/ consultants on CMBS pricing and investment strategy. Mr. Riddiough received his Ph.D. from the University of Wisconsin-Madison in 1991.

    Mr. Pugliese has been special counsel at the law firm of Eckert Seamans Cherin & Mellott, LLC since 1993. Previously he served as Executive Vice President, Legal and Corporate Affairs, for Westinghouse Electric Corporation where he was responsible for legal and environmental affairs, government and public relations, employee communications and corporate insurance. In addition, Mr. Pugliese served as a director of several Westinghouse subsidiaries, including Westinghouse Credit Corporation. From 1970-1976, he served as General Tax Counsel for Westinghouse Electric Corporation. Mr. Pugliese has an extensive background in business and legal matters involving the manufacturing, energy, services and broadcast sectors, as well as the environment and international areas. Mr. Pugliese is a director of International Technology Corporation. He has lectured on business ethics at the University of Pittsburgh, Loyola University in Baltimore and at the University of Scranton, where he served as chairman of the Board of Trustees. Mr. Pugliese holds bachelor's and master's degrees from Georgetown University Law Center, and he received a bachelor's degree in accounting from the University of Scranton.

    Mr. Small served as President and Chief Executive Officer of Spaulding and Slye Company, a commercial real estate company, for fifteen years and served as Chairman of its Board of directors from

1992 to 1996. While he was president of Spaulding and Slye Company, Mr. Small directed the development of over 100 commercial projects and later repositioned the company from a development company to a service company providing consulting, asset management and real estate services to major corporations and financial institutions. Currently Mr. Small manages a property portfolio, advises and invests in young companies and consults and speaks about planning and managing real estate organizations in changing environments. He serves as a director of the Artery Business Committee and the United Way of Massachusetts Bay, and is Vice Chair of the Beth Israel Deaconess Medical Center Building and Grounds Committee. Mr. Small also serves as a Trustee of Bowdoin College, where he received a Bachelor of Arts in History in 1964.

    For biographical information on Messrs. William C. Erbey, John R. Erbey, John R. Barnes, Joseph A. Dlutowski and Jordan C. Paul and Ms. Christine A. Reich, see "Management of Operations--The Manager."


    All directors will be elected at each annual meeting of OAIC's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. The Company will pay an annual director's fee to each Independent Director equal to $20,000, with no additional fee to be paid for the first four meetings of the Board of Directors. Each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors attended in person by such Independent Director. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. In addition, an annual fee of $2,000 will be paid to the chair of any committee of the Board. Affiliated directors, however, will not be separately compensated by the Company.


    Directors and executive officers of OAIC will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

    The Bylaws of OAIC will provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the directors, including a majority of the Independent Directors.

    The Articles of Incorporation of OAIC provide for the indemnification of the directors and officers of OAIC to the fullest extent permitted by Virginia law. Virginia law generally permits indemnification of directors and officers against certain costs, liabilities and expenses that any such person may incur by reason of serving in such positions as long as such person acts in good faith and in a manner reasonably believed by him (i) to be in the best interests of the Company, when acting in his official capacity, and (ii) not opposed to the best interests of the Company in all other cases. Moreover, in the case of any criminal proceedings, such person must have had no reasonable cause to believe the conduct was unlawful. Virginia law also generally permits a corporation to limit or eliminate the damages that may be assessed against a director or officer of a Virginia corporation in an action by, or in the right of, the corporation or its stockholders. OAIC has included provisions in its Articles of Incorporation that eliminate the liabilities of directors and officers in certain actions brought by or on behalf of stockholders. See "Description of Common Stock--Certain Charter Provisions." Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                              DISTRIBUTION POLICY

    In order to avoid corporate income taxation on the earnings that it distributes, OAIC must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of OAIC in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full fiscal quarter following the completion of this offering.

    Subject to the distribution requirements referred to in the immediately preceding paragraph, OAIC intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Distressed Real Property and Subordinated Interests. OAIC may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of OAIC's Board of Directors.

    It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of OAIC, although a portion of such distributions may be designated by OAIC as long-term capital gain or may constitute a return of capital. OAIC will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by OAIC and certain adverse tax consequences for stockholders associated with REMIC Residual Interests held by the Company, see "Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

    Before purchasing any Real Estate Related Assets, the Company, with the assistance of the Manager, will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite the Manager's substantial experience in evaluating potential yields on Real Estate Related Assets, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

SUBORDINATED INTERESTS

    The yield to maturity on any class of Subordinated Interests will depend upon, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related Mortgage Loans (which include both voluntary prepayments by the obligors on the Mortgage Loans and prepayments resulting from liquidations due to defaults and foreclosures).

    The yield on the Subordinated Interests acquired by the Company will be extremely sensitive to defaults on the mortgage loans comprising the Mortgage Collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Subordinated Interests to distributions of principal and interest will be subordinated to all of the more senior classes of securities. Actual losses on the Mortgage Collateral (after default, where the proceeds from the foreclosure sale of the real estate securing the loan are less than the unpaid balance of the mortgage loan plus interest thereon and disposition costs) will be allocated first to the Subordinated Interests prior to being allocated to the more senior securities. The Subordinated Interests the Company intends to acquire with the proceeds from this offering are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than the more senior securities of such series.

    If the Company acquires Subordinated Interests with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the mortgage loans comprising the Mortgage Collateral that is lower than the actual default rate and severity of loss, its yield will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the number of defaults and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on CMBS and RMBS collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of delinquency, severity of loss or the timing of any such losses on mortgage loans underlying Subordinated Interests and thus as to the actual yield received by the Company.

    The aggregate amount of distributions on the Company's Subordinated Interests and their yield also will be affected by the amount and timing of principal prepayments on the mortgage loans comprising the Mortgage Collateral. To the extent that more senior tranches of Subordinated Interests are outstanding, all prepayments of principal on the underlying mortgage loans typically will be paid to the holders of more senior classes, and typically none (or very little) will be paid to the Company during the first five years, and in some cases a longer period, after the original issue date of the related Subordinated Interests. This subordination of the Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests acquired by the Company. Even if there are no actual losses on the mortgage loans, interest and principal payments are made on the more senior classes before interest and principal are paid with respect to the Subordinated Interests. Typically, interest deferred on Subordinated Interests is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual yield on the Company's Subordinated Interests.

    Because the Company will acquire Subordinated Interests at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such Subordinated Interests may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the Servicer, if permitted.

    The timing of any prepayments on the mortgage loans underlying MBS owned by the Company may significantly affect the Company's yield to maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on the Company's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

    Because the rate and timing of principal payments on the underlying mortgage loans will depend on future events and on a variety of factors, no assurances can be given as to such rate or the timing of principal payments on the Subordinated Interests the Company owns or acquires.

DISTRESSED REAL PROPERTIES

    The yield on the Company's investments in Real Properties, including Distressed Real Properties, will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The yield of such an investment may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services. See "Risk Factors--Investment Activity Risks--General Risks of Investing in Real Properties." The Company will rely on the substantial experience of Ocwen Financial, made available to the Company through the Management Agreement, in acquiring, managing and disposing of Distressed Real Property, and in predicting and managing problems that arise. See "Management of Operations." No assurances can be given, however, that the Company will be successful in this endeavor.

MORTGAGE LOANS

    The yield to maturity on the Company's investment in Mortgage Loans will depend, among other things, upon (i) whether there are any losses on such Mortgage Loans, (ii) whether and when there are any prepayments of such Mortgage Loans, (iii) the interest rates on such Mortgage Loans, and (iv) the purchase price of such Mortgage Loans.

    The yield to maturity on all Mortgage Loans will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults. Construction and Mezzanine Loans will be particularly sensitive to defaults because they generally have higher loan to value ratios than traditional mortgage loans. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may not be adequate to protect the Company's investment, the Company's yield on such loans is particularly sensitive to defaults.

    If the Company acquires a Mortgage Loan at a significant discount from its outstanding principal balance and the Company estimates the yield on the Mortgage Loan based on a faster rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than the Company anticipated. Conversely, if the Company acquires a Mortgage Loan at a significant premium to its outstanding principal balance, estimating the yield on such Mortgage Loan based on a slower rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than anticipated.

    Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on Mortgage Loans may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the servicer, if permitted.

IOS AND INVERSE IOS

    The Company's earnings resulting from its investments in IOs and Inverse IOs will be extremely sensitive to changes in the prepayment rates on the underlying mortgage loans, and investments in Inverse IOs will be very sensitive to changes in the index used to calculate the interest on such classes.

    The yield on IOs declines as prepayments on the underlying mortgage loans increase. As market interest rates decline, prepayments on the underlying loans typically increase as borrowers refinance their mortgage loans, although commercial and multifamily loans typically have provisions that prohibit or provide disincentives for prepayments for specified periods. Prepayment rates on mortgage loans on which there is no prepayment penalty or prepayment "lock out" period (as is typical for single-family residential loans) may be particularly sensitive to changes in interest rates and, therefore, quite volatile. Faster than anticipated prepayment rates can result in a loss of part or all of the purchase price for the IO.

    The Company intends to invest in Inverse IOs, interest on which is payable at a floating rate that varies inversely with (and often at a multiple of) a specified index, such as the prime rate, one-month, three-month or six-month LIBOR, or a U.S. Treasury rate. Generally, if the index exceeds a certain level, the Inverse IO receives no payments. Moreover, Inverse IOs generally have a cap on the interest rate payable on such class.

    Investors in Inverse IOs are subject to the risk that higher than anticipated levels of the index could result in actual yields to investors that are significantly lower than the anticipated yields, and that the interest rate on the class will be 0% at or above specified levels of the index. In addition, the interest rate on an Inverse IO cannot exceed its specified maximum rate, regardless of the level of the index. Further, high levels of the index (especially in combination with fast prepayment rates on the Mortgage Loans) may result in the failure of the Company to recover fully its investments in Inverse IOs. For example, the holder of an Inverse IO with a per annum interest rate equal to 8.5% minus one-month LIBOR, subject to a maximum rate of 8.5%, would receive no interest if one-month LIBOR were to equal or exceed 8.5%. Moreover, under no circumstance will such Inverse IO accrue interest at a rate greater than 8.5% per annum.

    Changes in the index may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of the index, thereby compounding the negative effects of each separate factor on the yields to investors in the Inverse IOs. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of the index.

    It is highly unlikely that the index will remain constant at any level. The timing of changes in the level of the index may affect the actual yield to the Company, even if the average level is consistent with the Company's expectation. In general, the earlier a change in the level of the index, the greater the effect on the Company's yield. As a result, the effect on the Company's yield of the index level that is higher (or lower) than the rate anticipated by the Company during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

                              INITIAL INVESTMENTS

GENERAL


    The Company has contracted (subject to the consent of the Independent Directors) with the Bank to purchase the Subordinated Interests and other classes of MBS described below (the "Initial Investments") for an aggregate cash
price equal to approximately $36 million plus accrued interest (      % of the
expected net proceeds of this Offering). In addition, on May 1, 1997, Ocwen Financial acquired a Subordinated Interest (the "Supplemental Initial Investment") for $9.1 million for the purpose of providing an additional investment for the Company. Subject to the approval of the Independent Directors

Ocwen Financial will sell the Supplemental Initial Investment to the Company for Ocwen Financial's purchase price, plus accrued interest.


    The purchase price for the Initial Investments and Supplemental Initial Investment was derived by considering a number of factors, including the amount and timing of potential net cash flows on the Initial Investments, the range of possible returns on such purchases and the risks associated with such purchases, including the risk that the ultimate return will be significantly affected by losses, if any, realized on the underlying mortgage loans and other factors that are not controlled by the Company, such as prepayment experience on the underlying mortgage loans. These factors may result in a below market rate of return or a loss on the purchase price in certain situations. See "Risk Factors--Credit and Prepayment Risks from Ownership of Subordinated Interests in Pools of Commercial and Residential Mortgage Loans."

    The Bank will realize a book gain of approximately $2.5 million on the sale of the Initial Investments to the Company. The sale of the Initial Investments and Supplemental Initial Investment to the Company will be subject to the consent of the Independent Directors. The Company will account for the Initial Investments in accordance with SFAS No. 115.

    This Section contains summary descriptions of the terms of the MLMC Series 1993-M1 and the DLJ Series 1993-MF17 securities, taken from the prospectus and prospectus supplement for each such transaction (the "Underlying Prospectuses"), the servicing reports provided to the Company by the trustees of such series (the "Reports"). Such information, which is peculiarly within the control of the trustee, servicers and issuers of such securities, has not been independently confirmed by the Company, Ocwen Financial or the Underwriters, and is all of the information on the subject that the Company possesses or can acquire without unreasonable effort or expense.

MLMC, SERIES 1993-M1, CLASSES B AND C


    The Initial Investments include Merrill Lynch Mortgage Capital Inc., Multifamily Mortgage Pass-Through Certificates, Series 1993-M1, Class B and Class C (the "MLMC Subordinated Interests"), which were issued on September 28, 1993. The securities to be purchased represent 100% of the outstanding principal balance of each class purchased. The MLMC Subordinated Interests were acquired by the Bank on August 11, 1995, have a book value as of April 30, 1997 of approximately $21.4 million and will be acquired by the Company for approximately $23.7 million plus accrued interest.



    The following table shows each class of MBS issued as part of MLMC Series 1993-M1, including the MLMC Subordinated Interests, as well as other classes of MBS that are not being sold to the Company. The table indicates the interest rate at which interest accrues on each class (the "Pass-Through Rate"), the principal balance as of September 1993 (the "Initial Principal Balance") and the principal balance as of April 30, 1997. Only Classes B and C are being sold to the Company.


                              MLMC, SERIES 1993-M1
                                CLASSES B AND C


                                                                                      PRINCIPAL
                                                                                       BALANCE
                                                                           INITIAL      AS OF
                                                         PASS-THROUGH     PRINCIPAL     MAY 1,
                     DESIGNATION                             RATE          BALANCE       1997
------------------------------------------------------  ---------------  -----------  ----------
    Class A(1)                                                (2)        $230,300,000 $92,180,259
MLMC SUBORDINATED INTERESTS:
    CLASS B                                                   (3)        23,288,000   23,288,000
    CLASS C                                                   (3)         5,176,596   5,176,596
    Class R(1)                                                (4)            (4)         (4)

------------------------

(1) The Class A and Class R Securities are not being sold to the Company.

(2) The Class A Securities accrue interest at a per annum rate based on the Net Mortgage Rate (as defined below) of the MLMC Mortgage Loans (as defined below).


(3) The Class B and Class C Securities accrue interest at a per annum rate equal to the weighted average of the Net Mortgage Rates on the related mortgage loans (the ("MLMC Mortgage Loans"). With respect to each MLMC Mortgage Loan, the "Net Mortgage Rate" is the interest rate on such MLMC Mortgage Loan minus 0.192% per annum, which is used to pay servicing and trustee fees. As of April 1, 1997, the weighted average of the Net Mortgage Rate on the MLMC Mortgage Loans was equal to 8.3661% per annum.


(4) The Class R Securities have no principal balance and bear no interest.

    STRUCTURE AND SUBORDINATION. Each of the MLMC Subordinated Interests is subordinated in right of payments of principal and interest and protects the Class A Securities from losses on the MLMC Mortgage Loans. In general, on any distribution date, all principal will be distributed to the Class A Securities, and not to the MLMC Subordinated Interests, as long as the Class A Securities represent at least 67% of the scheduled principal balance of the MLMC Mortgage Loans, and at any time thereafter when the principal balance of the Class A Securities rises above 70%, until it is reduced again to 67%. On distribution dates other than those described in the previous sentence, the Class A Securities generally will receive only a percentage of available principal. The percentage generally equals a fraction, the numerator of which is the principal balance of the Class A Securities, and the denominator of which is the scheduled principal balance of the MLMC Mortgage Loans. The MLMC Subordinated Interests receive principal only to the extent it is not required to be distributed to the Class A Securities. To date, no principal has been distributed to the MLMC Subordinated Interests.


    Moreover, on any distribution date, no interest is distributed to the MLMC Subordinated Interests until principal and interest allocable to Class A for that distribution date has been distributed. Thus, if there are any losses on the MLMC Mortgage Loans, interest otherwise distributable on the MLMC Subordinated Interests will be reduced by the amount of such losses, and that cash will be used to make principal and interest payments to Class A. From September 1995 through April 30, 1997, $7,277,471 has been distributed as interest to Class B and $1,617,680 has been distributed as interest to Class C. In addition, as losses are incurred on the MLMC Mortgage Loans, the principal balance of Class C, and then Class B, will be reduced, until the outstanding principal balance of each such class has been reduced to zero.



    As of April 1, 1997, there have been no reported realized losses on the MLMC Mortgage Loans. However, the servicer has reported that two MLMC Mortgage Loans, representing approximately 3.83% by principal balance of the MLMC Mortgage Loans, currently are in foreclosure. Any losses that result from these foreclosures (or any others) will be allocated to the MLMC Subordinated Interests in reduction of their aggregate principal balance, and thus will adversely affect the yield on the MLMC Subordinated Interests.



    MLMC MORTGAGE LOANS. The MLMC Mortgage Loans, which underlie the MLMC Subordinated Interests, as well as Classes A and R, which are not being sold to the Company, had an aggregate principal balance as of September 1, 1993 of $258,764,596 and an aggregate principal balance as of April 1, 1997 of $124,036,129. At origination, most of the MLMC Mortgage Loans had ten year terms and bore interest at a fixed interest rate that was subject to a one-time adjustment at year five. As of April 1, 1997, the interest rates on most of these loans have been adjusted, so that such loans currently bear interest at a rate that is fixed until maturity. However, one MLMC Mortgage Loan is still subject to a one-time adjustment, and three MLMC Mortgage Loans are adjustable rate loans subject to periodic interest rate adjustments.

    Forty-one of the MLMC Mortgage Loans, representing 98.06% of the MLMC Mortgage Loans as of April 1, 1997 by principal balance, are balloon loans, which provide for little or no amortization prior to stated maturity. Only nine MLMC Mortgage Loans fully amortize over their respective terms.



    The following table sets forth the range of interest rates on the MLMC Loans (the "Mortgage Rates") as of April 1, 1997.



                       MORTGAGE RATES AS OF APRIL 1, 1997



                                                                                           AGGREGATE      PERCENT OF
RANGE OF                                                                NUMBER OF        APRIL 1, 1997      CURRENT
MORTGAGE RATES (%)                                                   MORTGAGE LOANS         BALANCE      POOL BALANCE
-----------------------------------------------------------------  -------------------  ---------------  -------------
 7.00       .....................................................               1            6,039,784          5.01%
 7.01 to  8.00...................................................               9           27,196,836         22.54%
 8.01 to  9.00...................................................              23           45,322,503         37.57%
 9.01 to 10.00...................................................              12           38,416,935         31.84%
10.01 to 11.00...................................................               5            3,668,797          3.04%
                                                                               --
                                                                                        ---------------       ------
      Total......................................................              50          120,644,855        100.00%
                                                                               --
                                                                               --
                                                                                        ---------------       ------
                                                                                        ---------------       ------



Weighted Average Mortgage Rate: 8.5581%


    The following table sets forth the range of years in which the MLMC Mortgage Loans are scheduled to mature:

                          YEARS OF SCHEDULED MATURITY


                                                                                           AGGREGATE      PERCENT OF
                                                                        NUMBER OF        APRIL 1, 1997      CURRENT
RANGE OF YEARS                                                       MORTGAGE LOANS         BALANCE      POOL BALANCE
-----------------------------------------------------------------  -------------------  ---------------  -------------
1996*............................................................               2            7,656,647          6.35%
1997.............................................................              18           45,329,305         37.57%
1998.............................................................              17           55,437,408         45.95%
1999.............................................................               6            7,470,751          6.19%
2000 to 2004.....................................................               3            2,642,645          2.19%
2005 to 2009.....................................................               2              444,737          0.37%
2018.............................................................               1              689,026          0.57%
2020.............................................................               1              974,338          0.81%
                                                                               --
                                                                                        ---------------       ------
      Total......................................................              50          120,644,855        100.00%
                                                                               --
                                                                               --
                                                                                        ---------------       ------
                                                                                        ---------------       ------


------------------------


* With respect to two MLMC Mortgage Loans, with an aggregate principal balance as of April 1, 1997 of $7,656,647, representing approximately 6.35% by principal balance of the MLMC Mortgage Loans, the scheduled maturity date (on which date a balloon payment was due) has passed without payments in full. The borrowers have continued to make monthly payments as though the servicer has extended the maturity date, although no formal extension agreement has been executed.



Weighted Average months to scheduled maturity: 17 months.



    The MLMC Mortgage Loans are secured by first liens on multifamily residential properties (the "MLMC Mortgaged Properties"). When the MLMC Subordinated Interests were originally issued, they were secured by 103 MLMC Mortgage Loans. However, one MLMC Mortgage Loan was repurchased and 52 MLMC Mortgage Loans have paid in full, leaving only 50 MLMC Mortgage Loans in the pool. Forty-two of these remaining MLMC Mortgage Loans, representing 74.69% of the MLMC Mortgage Loans as of April 1, 1997 by principal balance, are secured by Mortgaged Properties located in New York State. Two Mortgage Loans, representing 13.35% by principal balance, are located in California, and the remaining Mortgaged Properties are located in Florida, Georgia, Kansas, Missouri and New Jersey. Twenty of the MLMC Mortgage Properties, representing security for 31.30% of the MLMC Mortgaged Loans by principal balance, are cooperatively owned.

    The following table sets forth certain information, obtained from the servicer of the MLMC Mortgage Loans, about the MLMC Properties, as of April 1, 1997, except as otherwise indicated.



                                                                                       MORTGAGE
                                                                                         LOAN
                     LOAN                         COOPERATIVELY                        PRINCIPAL     1995         1995
                    NUMBER                            OWNED            LOCATION         BALANCE     NOI(3)       DSCR(4)
                   --------                     -----------------  -----------------  -----------  ---------  -------------
7773..........................................             No      Queens, NY            468,124      94,992(5)        1.95(5)
7906..........................................             No      Queens, NY            447,197         N/A          N/A
18663.........................................            Yes      Brooklyn, NY          406,070         N/A          N/A
23010.........................................            Yes      Manhattan, NY       1,383,002     146,346         1.01
24505.........................................             No      Manhattan, NY          16,729     268,288         4.88
24539.........................................             No      Manhattan, NY       4,503,200     932,642         2.03
25486.........................................             No      Queens, NY             14,158         N/A          N/A
418988........................................             No      Manhattan, NY          18,151         N/A          N/A
469734........................................             No      Miami Beach, FL       130,226     196,607         2.03
478073........................................             No      Manhattan, NY         961,424         N/A          N/A
479535........................................            Yes      Queens, NY            913,066     130,830         1.45
482018........................................             No      Brooklyn, NY        1,013,359         N/A          N/A
482893........................................             No      Manhattan, NY         550,873      65,541         1.00
485243........................................             No      Brooklyn, NY          211,775         N/A          N/A
487538........................................            Yes      Manhattan, NY       2,737,391         N/A          N/A
489815........................................             No      Salina, KS            974,338     148,640         1.68
493239........................................             No      Manhattan, NY         742,952     146,151         2.30
494971........................................            Yes      Weehawken, NJ       1,616,863     178,424         0.96
495986........................................             No      Ferguson, MO        6,039,784     884,298         1.77
497156........................................             No      Miami, FL           3,053,506         N/A          N/A
497750(1).....................................            Yes      Brooklyn, NY        2,714,051         N/A          N/A
497875........................................             No      Manorville, NY     11,281,630   1,550,751         1.24
498238........................................             No      Wateryliet, NY      6,702,186   1,180,278         1.49
499327........................................            Yes      Yonkers, NY         1,618,345         N/A          N/A
499426........................................             No      Brighton, NY        4,083,215     724,625         1.68
499822........................................            Yes      Queens, NY          1,315,702         N/A          N/A
                                                                   Port Jefferson,
501577........................................             No      NY                  2,908,187     291,697         0.92
502732........................................            Yes      Queens, NY          2,415,710         N/A          N/A
505990........................................             No      Manorville, NY      9,997,308   1,550,751         1.44
506006........................................            Yes      Bronx, NY           1,095,438         N/A          N/A
508879........................................             No      Manhattan, NY         689,026         N/A          N/A
508960........................................            Yes      Queens, NY          1,213,075         N/A          N/A
510180........................................            Yes      Queens, NY            942,427         N/A          N/A
510602........................................             No      Queens, NY          4,135,306         N/A          N/A
510636........................................            Yes      Manhattan, NY       1,228,540         N/A          N/A
511782........................................             No      San Diego, CA      16,056,948   2,699,389(6)        1.75(6)
512061........................................            Yes      Queens, NY            666,041      89,426         1.40
512681........................................             No      Manhattan, NY       1,378,738     250,548(5)        1.92(5)
513937........................................            Yes      Bronx, NY          10,481,334   1,586,380         1.54
514265........................................            Yes      Brooklyn, NY        3,477,897     444,840(5)        1.30(5)
516161........................................             No      Monroe, NY            775,802         N/A          N/A
524397........................................             No      Bronx, NY             874,240     140,495         1.37
524447(2).....................................            Yes      Brooklyn, NY        1,798,947         N/A          N/A
531608........................................             No      Norcross, GA        2,610,336     639,465         1.69
12767109......................................             No      Manhattan, NY       1,280,475         N/A          N/A
                                                                   Port Jefferson,
30000343......................................             No      NY                    232,962      41,542         1.49
5030024177....................................             No      Hempstead, NY         733,497         N/A          N/A
5030082571....................................            Yes      Yonkers, NY           677,717      60,881(5)        0.86(5)
5030082969....................................            Yes      Bronx, NY           1,004,723     126,365         1.27
5430081041....................................            Yes      Castro Valley, CA      52,862     303,745         1.75


------------------------

*   N/A means not available.


(1) Foreclosure proceedings were instituted on February 11, 1995. Principal balance shown reflects a reduction of approximately $99,768 in principal advanced by the servicer. Total advances made by the servicer on this Mortgage Loan equal approximately $790,055.



(2) Foreclosure proceedings were instituted on December 12, 1996. Principal balance shown reflects a reduction of approximately $9,360 in principal advanced by the servicer. Total advances made by the servicer on this Mortgage Loan equal approximately $132,760.


(3) "Net Operating Income" or "NOI" is the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of, in the case of a Mortgaged Property that is a multifamily rental property, rental income, deposit forfeitures and fees derived from the use of parking areas and laundry facilities, if any) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). Net Operating Income does not include interest expense, depreciation, amortization, partnership fees and other non-cash items, and generally does not reflect capital expenditures. The figures shown are those provided by the borrower to the servicer.

(4) "Debt Service Coverage Ratio (DSCR)" shall mean the NOI for the related Mortgaged Property divided by the Annual Debt Service.

    "Annual Debt Service" shall mean the annualized principal and interest payable with respect to such Mortgage Loan as of December 31, 1995.

(5) Annual figure for year ended December 1994.

(6) Annual figure for March 1995 to March 1996.


    Thirty-nine of the MLMC Mortgage Loans (representing 95.29% of the MLMC Mortgage Loans as of April 1, 1997 by principal balance) have substantially the same prepayment provisions. Generally, their ten year terms were divided into two five year periods, separated by an interest rate reset date and a prepayment window. Most have passed the reset date and prepayment window and have fewer than five years until stated maturity. During the first three years of this five-year period, the loans cannot be prepaid. In the remaining two years, the loans may be prepaid, subject to a prepayment premium of 4%, which decreases by 1% each six months. Of these thirty-nine loans, two have scheduled maturity dates that have passed. The borrowers have the right (and indeed, the obligation) to pay these loans in full without paying any prepayment penalty, but to date have not done so. Instead, the borrowers have continued to make regular monthly payments. Eight of the additional MLMC Mortgage Loans, representing 4.55% of the MLMC Mortgage Loans as of April 1, 1997 by principal balance, may be prepaid at any time without payment of any prepayment penalty, and three loans, representing .17% of the MLMC Mortgage Loans as of April 1, 1997 by principal balance, require that prepayment penalties accompany any prepayments. Any prepayment premiums will be distributed as excess interest to the Class A Securities, and not to the MLMC Subordinated Interests.


    The MLMC Mortgage Loans are being serviced by NationsBanc Mortgage Corp., and the trustee for the series is State Street Bank & Trust Company.

    RESTRICTIONS ON TRANSFER OF MLMC SUBORDINATED INTERESTS. The MLMC Subordinated Interests have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the MLMC Subordinated Interests is restricted. Moreover, the MLMC Subordinated Interests cannot be transferred to a Plan or Plan Investor except in certain limited circumstances. As a result, there is no liquid market for the MLMC Subordinated Interests.

    NO RATINGS. The MLMC Subordinated Interests are not rated by any rating agency.

DLJMAC, SERIES 1993-MF17, CLASSES B-2, B-3, C-1, S-1 AND S-2


    The Initial Investments also include DLJ Mortgage Acceptance Corporation, Multi-family Mortgage Pass-Through Certificates, Series 1993-MF17, Class B-2, Class B-3 and Class C-1 (the "DLJ Subordinated Interests"), and Class S-1 and Class S-2 (the "DLJ IOs," and, together with the DLJ Subordinated Interests, the "DLJ Investments,"), which were issued on November 12, 1993. The securities to be purchased represent 100% of the outstanding principal balance (or notional balance) of each class purchased, except that the Company is purchasing $8,500,000 in principal balance of Class B-2, which represents approximately 64.9% of such class. The DLJ Investments were acquired by the Bank in October and November of 1996, have a book value as of April 30, 1997 of approximately $12.1 million, and will be acquired by the Company for approximately $12.3 million plus accrued interest.



    The following table shows each class of MBS issued as part of DLJ Series 1993-MF17, including the DLJ Subordinated Interests and DLJ IOs, as well as other classes of MBS that are not being sold to the Company. The table indicates the interest rate at which interest accrues on each class (the "Pass-Through Rate"), the principal balance as of November 1993 (the "Initial Principal Balance") and the principal balance as of May 1, 1997. Only Classes S-1, S-2, B-2, B-3 and C-1 are being sold to the Company.


                            DLJMAC, SERIES 1993-MF17
                       CLASSES B-2, B-3, C-1, S-1 AND S-2


                                                                                 PRINCIPAL
                                                                                  BALANCE
                                                                      INITIAL      AS OF
                                                     PASS-THROUGH    PRINCIPAL   APRIL 30,
DESIGNATION                                              RATE         BALANCE       1997
--------------------------------------------------  ---------------  ----------  ----------
    Class AF-1 Securities(1)......................        (2)        $64,476,000 $55,053,221
    Class AN-1 Securities(1)......................        (3)        29,924,000  25,550,788
    Class A-2 Securities(1).......................          7.35%    19,700,000  19,700,000
    Class B-1 Securities(1).......................           8.0%     5,600,000   5,600,000

DLJ IOS:
    CLASS S-1 SECURITIES..........................        (4)           (4)         (4)
    CLASS S-2 SECURITIES..........................        (5)           (5)         (5)

DLJ SUBORDINATED INTERESTS:
    CLASS B-2 SECURITIES..........................           8.0%    13,100,000(6) 13,100,000(6)
    CLASS B-3 SECURITIES..........................           8.0%     4,600,000   4,600,000
    CLASS C-1 SECURITIES..........................           8.0%     1,783,000   1,783,000

    Class R Securities(1).........................             0              0           0
    Class R-L Securities(1).......................             0              0           0


------------------------

(1) The Class AF-1, Class AN-1, Class A-2, Class B-1, Class R and Class R-L Securities are not being sold to the Company.

(2) The Class AF-1 Securities accrue interest at a floating rate that is based on LIBOR.

(3) The Class AN-1 Securities accrue interest at a floating rate that varies inversely with changes in LIBOR.


(4) The Class S-1 Securities accrue interest at 0.34% per annum on the notional balance of such class, which is equal to the sum of outstanding the principal balances of the Class AF-1 and the Class AN-1 Securities. As of April 30, 1997, the notional balance of the Class S-1 Securities is $80,604,009, and $1,049,777 has been distributed as interest on the Class S-1 Securities since issuance.

(5) The Class S-2 Securities accrue interest at 0.65% per annum on the notional balance of such class, which is equal to the outstanding principal balance of the Class A-2 Securities. As of April 30, 1997, the notional balance of the Class S-2 Securities is $19,700,000, and $437,504 has been distributed as interest on the Class S-2 Securities since issuance.



(6) The Company is acquiring a Class B-2 Security with an original principal balance and a principal balance as of April 30, 1997 of $8,500,000, representing approximately 64.9% by principal balance of such class.


    STRUCTURE AND SUBORDINATION. Each of the DLJ Subordinated Interests is subordinated in right of payments of principal and interest and protects the more senior classes from losses on the related mortgage loans (the "DLJ Mortgage Loans"). Principal distributions on the securities are applied sequentially, with no principal paid to a class until the outstanding principal balance of the more senior classes are reduced to zero. Thus, to date, no principal has been distributed to any of the DLJ Subordinated Interests.


    Moreover, the DLJ Subordinated Interests provide credit support to the more senior classes, including the DLJ IOs. On any distribution date, no interest is distributed to the DLJ Subordinated Interests until principal and interest allocable to Classes A-2 and B-1 and interest allocable to the DLJ IOs and Classes AF-1 and AN-1 for that distribution date has been distributed. Thus, if there are any losses on the DLJ Mortgage Loans, interest otherwise distributable on the DLJ Subordinated Interests will be reduced by the amount of such losses, and that cash will be used to make principal and interest payments to the more senior classes. From November 1993 through April 30, 1997 the following amounts have been distributed as interest on the DLJ Subordinated Interests: $2,323,333 to Class B-2, $1,257,333 to Class B-3 and $475,466 to Class C-1. In addition, as losses are incurred on the DLJ Mortgage Loans, the principal balance of Class C-1, then Class B-3, then Class B-2 will be reduced, until the outstanding principal balance of each such class has been reduced to zero.



    As of April 30, 1997, there have been no reported realized losses on the DLJ Mortgage Loans, and no DLJ Mortgage Loans have been reported to Ocwen Financial as being in default.



    DLJ MORTGAGE LOANS. The DLJ Mortgage Loans, which underlie the DLJ 1993-MF17 Subordinated Interests, the DLJ IOs and the other classes of MBS in DLJ Series 1993-MF17, are monthly-pay, fixed rate, balloon mortgage loans with an initial aggregate principal balance of $139,183,000 and an aggregate principal balance as of April 1, 1997, of $125,387,010. The Mortgage Loans are secured by first liens on 40 multifamily rental properties (the "DLJ Mortgaged Properties"). When the DLJ Investments were originally issued, they were secured by 42 DLJ Mortgage Loans. However, two DLJ Mortgage Loans have prepaid in full, leaving only 40 DLJ Mortgage Loans in the Pool. The following table sets forth certain information, obtained from the servicer of the DLJ Mortgage Loans, about the DLJ Mortgaged Properties, as of April 1, 1997, except as otherwise indicated.



                                                                        MORTGAGE
                                                                          LOAN
                    PROPERTY                                            PRINCIPAL      1995             1995
                      NAME                        LOCATION               BALANCE    NOI(1)(2)        DSCR(1)(3)
------------------------------------------------  --------------------  ---------  ------------  -------------------
Harbor Ridge....................................  Maineville, OH        2,767,572       26,260             0.39
Oakwood.........................................  Toledo, OH            3,769,196      142,600             1.54
Stoneridge......................................  Dayton, OH            4,052,244      144,674             1.47
University Woods................................  Fairborn, OH          3,192,619      205,521             0.65
The Glen........................................  Temple, TX            3,240,270      523,208             1.64
Wood River......................................  Corpus Christi, TX    3,478,525      547,401             1.60
Alhambra Village................................  DePere, WI            1,691,612       97,168             1.17
Hazen Court.....................................  Fon du Lac, WI        2,001,343      156,366             1.59
Virginia Village................................  Appleton, WI          2,301,545      268,080             1.18
Worthington Meadows.............................  Columbus, OH          12,293,965     589,209             1.95
Alexander.......................................  Panama City, FL         632,806      103,030             1.65
Berkshire Manor.................................  Tallahassee, FL       2,766,619      492,243             1.81
Chateau de Ville................................  Tallahassee, FL       1,810,739      312,576             1.75
Colony Club.....................................  Tallahassee, FL       3,554,767      599,750             1.71
Four Seasons....................................  Tallahassee, FL         981,611      171,539             1.78

                                                                        MORTGAGE
                                                                          LOAN
                    PROPERTY                                            PRINCIPAL      1995             1995
                      NAME                        LOCATION               BALANCE    NOI(1)(2)        DSCR(1)(3)
------------------------------------------------  --------------------  ---------  ------------  -------------------
Greehouse Patio.................................  Houston, TX           5,289,264      443.756             0.85
Heritage........................................  Panama City, FL       1,434,296      268,275             1.90
High Point......................................  Tallahassee, FL       1,865,061      346,627             1.89
Monticello on Greenbriar........................  Houston, TX           2,367,303      177,515             1.31
Saddlebrook.....................................  San Antonio, TX       4,574,499      742,755             1.65
Southfirst Manor................................  Champaign, IL         2,239,598      251,555             1.14
Mapleview Seven.................................  Fairborn, OH          2,757,089      382,985             1.41
Brady Station...................................  Odessa, TX            4,021,746      162,152             0.41
College Square One..............................  Cedar Falls, IN       1,969,893      234,979             1.21
Indian Trails...................................  Amarillo, TX          1,722,108      277,923             1.64
Pebblebend......................................  Odessa, TX            2,421,625      374,433             1.57
Persimmon.......................................  Edmond, OK            1,143,625      121,359             1.08
The Park at Caldera.............................  Midland, TX           2,954,364          N/A              N/A
River Ranch.....................................  Forth Worth, TX       5,673,331      623,430             1.12
Stonecreek......................................  Tulsa, OK             2,477,853      436,798             1.79
Westland Village................................  West Burlington, IA     714,766      102,502             1.46
Willow Glen.....................................  Amarillo, TX          6,194,634      996,742             1.63
Brookhollow.....................................  Tulsa, OK             1,310,403        2,003             0.02
Candlewood......................................  Phenix City, AL       2,733,263      294,791             1.10
Country Square..................................  Carrollton, TX        9,513,051    1,355,795             1.45
Lake O' the Woods...............................  Arlington, TX         3,573,827      470,013             1.34
Las Brisas......................................  Abilene, TX           3,097,317      483,560             1.59
Maryland........................................  Harlingen, TX         1,139,813      137,804             1.23
Monterey........................................  Tallahassee, FL       2,613,182      378,036             1.47
Wildwood........................................  Temple, TX            3,049,666      668,649             2.23


------------------------

(1) Numbers shown for 1995 are for the 12 months ended December 31, 1995, except Harbor Ridge, Oakwood, Stoneridge and Worthington Meadows (three months ending March 1996), Alhambra Village and Hazen Court (six months ending June
    1996) and Monticello on Greenbriar (seven months ending July 1996).

(2) "Net Operating Income" or "NOI" is the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of, in the case of a Mortgaged Property that is a multifamily rental property, rental income, deposit forfeitures and fees derived from the use of parking areas and laundry facilities, if any) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). Net Operating Income does not include interest expense, depreciation, amortization, partnership fees and other non-cash items, and generally does not reflect capital expenditures. The figures shown are those provided by the borrower to the servicer.

(3) "Debt Service Coverage Ratio (DSCR)" shall mean the NOI for the related Mortgaged Property divided by the Annual Debt Service.

    "Annual Debt Service" shall mean the annualized principal and interest payable with respect to such Mortgage Loan as of December 31, 1995.

    Each DLJ Mortgage Loan provides for monthly payments of principal and interest based upon a projected amortization schedule of 300 months, beginning in January 1994, with a final balloon payment of remaining principal due in December 2003.

    The terms of the DLJ Mortgage Loans prohibit voluntary prepayment during the first five years after origination. Thereafter, the DLJ Mortgage Loans can be prepaid in whole or in part, provided that prepayments during the sixth and seventh years must be accompanied by a yield maintenance premium. Yield maintenance premiums are paid as excess interest on the more senior classes of securities (and not to the DLJ Subordinated Interests). After the seventh year following origination, the DLJ Mortgage Loans can be prepaid in whole or in part without any penalty or prepayment premium.


    The DLJ Mortgage Loans are being serviced by AMRESCO Management, Inc., and the trustee for the series is State Street Bank & Trust Company.

    RESTRICTIONS ON TRANSFER OF DLJ SUBORDINATED INTERESTS. Although the DLJ IOs have been registered with the Commission, the DLJ Subordinated Interests have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the DLJ Subordinated Interests is restricted. Moreover, the DLJ Subordinated Interests cannot be transferred to a Plan or Plan investor except in certain limited circumstances. As a result, there is no liquid market for the DLJ Subordinated Interests.

    RATINGS. The Class S-1 Securities are rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA") by Duff & Phelps Credit Rating Co. ("Duff"). The Class S-2 Securities are rated "A2" by Moody's and "A") by Duff. The Class B-2 Securities are rated "BB" by Duff, and the Class B-3 Securities are rated "B" by Duff. Neither the Class B-2 Securities nor the Class B-3 Securities are rated by Moody's. The Class C-1 Securities are unrated.

    The ratings of the Rating Agencies on mortgage pass-through certificates address the likelihood of the receipt of all distributions to which such Holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent yield maintenance premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any Class of DLJ Investments nor does it assess any possibility that the holders of the DLJ IOs might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by assigning the rating agency. The ratings assigned to the DLJ IOs should be evaluated independently of similar ratings assigned to securities that have a principal balance.

SUPPLEMENTAL INITIAL INVESTMENT


    The Company anticipates purchasing not only the Initial Investments, but also a Subordinated Interest to be issued as part of Salomon Brothers Mortgage Securities VII, Inc. Mortgage Pass-Through Certificates, Series 1997-HUD1, which closed on April 30, 1997 (the "Supplemental Initial Investment"). The Supplemental Initial Investment, which has a principal balance as of April 30, 1997,of approximately $26.8 million and a maximum interest rate of 7.75% per annum, and will be purchased for approximately $9.1 million.



    STRUCTURE AND SUBORDINATION The Supplemental Initial Investment is subordinated in right of payments of principal and interest and will protect $299.9 million in principal amount of more senior classes of MBS from losses on related mortgage loans (the "Supplemental Mortgage Loans") with a Legal Balance (as defined below) of $326.8 million as of April 1, 1997. Unlike the MLMC Mortgage Loans and the DLJ Mortgage Loans, which are secured by multifamily residential properties, the Supplemental Mortgage Loans will be secured by one-to-four family residential properties and they may be prepaid at any time without a prepayment premium or penalty. The Supplemental Mortgage Loans are being serviced, and will continue to be serviced after the transaction is closed, by the Bank, except that the Company will have the unilateral right to direct foreclosure on the properties underlying the Supplemental Mortgage Loans.



    SUPPLEMENTAL MORTGAGE LOANS The Mortgage Loans were acquired from the United States Department of Housing and Urban Development ("HUD") in 1996 by Salomon Brothers Realty Corp. Each Supplemental Mortgage Loan is a fixed-rate or adjustable-rate loan secured by a first lien on residential real property and generally was originated as a 30-year, fully amortizing loan primarily under HUD's Section 203(b) or 703 mortgage insurance programs. Each Supplemental Mortgage Loan defaulted, and after default, such Supplemental Mortgage Loan was determined by HUD to be eligible for forbearance relief and was assigned to HUD. Forbearance relief generally resulted in a reduction and/or suspension of the borrower's obligation to make scheduled monthly payments of principal and interest required under the loan's original terms (the "Original Scheduled Payment") for a period (the "Forbearance Period") which typically lasted for 36 months. In each case, at the expiration of the Forbearance Period, the borrower's "Legal Balance" was equal to the sum of the Unpaid Principal Balance plus any Arrearage. The "Unpaid Principal Balance" equaled the unpaid principal balance of the Supplemental Mortgage Loan as of the commencement of the Forbearance Period reduced by amounts, if any, paid in respect of principal during the Forbearance Period. The "Arrearage" equaled the sum of all accrued but unpaid interest on the Supplemental Mortgage Loan at the end of the Forbearance Period, certain advances made in respect of taxes and insurance and, in certain cases, accrued but unpaid interest prior to the transfer of servicing to the current servicer. Following the expiration of the Forbearance Period, each borrower was and is required to make a monthly payment (the "Modified Scheduled Payment") generally in an amount at least equal to the Original Scheduled Payment plus, to the extent of the borrower's ability to pay, an additional amount to be applied to pay down the Arrearage. In the future, the servicer may reduce or increase the amount the borrower must pay in respect of the Arrearage based on the borrower's ability to pay. As of April 1, 1997, no Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer. All HUD insurance with respect to the Supplemental Mortgage Loans has terminated. As of April 1, 1997, the borrowers under approximately 94% (by principal balance) of the Supplemental Mortgage Loans have made at least 97.5% of the aggregate amount of Original Scheduled Payments due for the four calendar months preceding April 1, 1997 (regardless of either the timing of receipt of such payments or the payment history of such loans prior to December
1996). There are approximately 6,738 Supplemental Mortgage Loans with an aggregate Unpaid Principal Balance as of April 1, 1997, of approximately $272.6 million and an aggregate Legal Balance as of April 1, 1997 of approximately $326.1 million.


    RESTRICTIONS ON TRANSFER OF SUPPLEMENTAL INITIAL INVESTMENT. The Supplemental Initial Investment has not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the Supplemental Initial Investment Subordinated Interests is restricted. Moreover, the Supplemental Initial Investment cannot be transferred to a Plan or Plan Investor except in certain limited circumstances. As a result, there is no liquid market for the Supplemental Initial Investment.



    NO RATINGS. The Supplemental Initial Investment is not rated by any rating agency.


            YIELD CONSIDERATIONS RELATED TO THE INITIAL INVESTMENTS

GENERAL

    The actual yield to maturity on the Initial Investments will depend upon, among other things, the interest rate for each class of Initial Investments and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on losses and prepayments on the related mortgage loans. See "Yield Considerations Related to the Company's Investments."

INITIAL SUBORDINATED INTERESTS

    The yield to maturity on the MLMC Subordinated Interests and the DLJ Subordinated Interests (collectively, the "Initial Subordinated Interests") will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. See "Risk Factors--Investment Activity Risks" and "Yield Considerations Related to the Company's Investments."

    The significance of the effect of potential Realized Losses on the Mortgage Loans is illustrated in the following tables. This information is presented for analytical purposes only, and is not intended as an accurate indicator or prediction of the actual defaults and losses that may occur in the future with respect to the Mortgage Loans. Actual defaults, liquidations and losses are likely to differ in timing and amount from those assumed (and may differ significantly). Investors in the Company are urged to consider their own estimates as to possible levels and timing of defaults and losses.

    The Company will purchase each class of Initial Subordinated Interests at a discount from its principal amount. Accordingly, if the Company calculates the anticipated yield to maturity of any such class based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated. The tables on the following pages that show yields for the Initial Subordinated Interests assume that no prepayments are made on the underlying Mortgage Loans.

MODELING ASSUMPTIONS

YIELD TABLE FOR THE MLMC SUBORDINATED INTERESTS

    The following table, regarding the MLMC Subordinated Interests, indicates the pre-tax yield to maturity and the weighted average lives that would be produced by the various assumed annual default rates, assuming the indicated purchase price and the following additional assumptions. There can be no assurance that these assumptions are reasonable or that additional or different assumptions should not be made to determine potential yields on these investments.

        (i) No prepayments of principal are assumed to occur;

        (ii) For loans that are to be liquidated, no other payment is received prior to liquidation;


       (iii) Upon liquidation, 50% of the scheduled principal balance of the liquidated loan as of April 1, 1997 is recovered. Such liquidations are assumed to occur concurrently with defaults on the Mortgage Loans;


        (iv) At such time that the principal balance of a class is reduced to zero, such class shall no longer be entitled to any future distributions of principal and interest;

        (v) The aggregate principal amount of each class is as indicated on page 50;


        (vi) The aggregate principal amount of the MLMC Mortgage Loans as of April 1, 1997 is $120,644,855, and the weighted average interest rate is 8.5581% per annum;



       (vii) The weighted average number of months to scheduled maturity is 17 months, and with respect to each balloon loan, the scheduled maturity date is not extended; provided that with respect to loan numbers 494971 and 495986, the scheduled maturity date has been extended for 12 months;


      (viii) For each MLMC Mortgage Loan not in default, scheduled monthly payments (including balloons) are timely received on the first day of each month, and no borrower is the subject of bankruptcy proceedings;

        (ix) All servicing fees and other administration fees are deducted from the interest received on the Mortgage Loans;


        (x) Beginning in May 1997, the Company receives cash distributions on the MLMC Subordinated Interests by the Company on the 25th day of each month;


        (xi) There will be no optional termination of the trust related to the MLMC Subordinated Interests, and no Mortgage Loan is purchased pursuant to any obligation under the related trust agreement;

       (xii) Prepayment premiums are assumed not to be distributed to the Company as holder of the MLMC Subordinated Interests; and

      (xiii) All of the MLMC Mortgage Loans require monthly payments, accrual of interest on a 360-day year consisting of twelve 30-day months and payment of interest in arrears.


                      MLMC 1993-M1 SUBORDINATED INTERESTS
                (PURCHASE PRICE OF 83.364% OF PRINCIPAL AMOUNT)



                                                                   ANNUAL DEFAULT RATE
                                       ---------------------------------------------------------------------------
                                          0%         2%         4%         8%         10%        12%        16%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOTAL ASSUMED DEFAULTS...............       0.0%       2.4%       4.6%       8.8%      10.8%      12.8%      16.6%
PRE-TAX YIELD TO MATURITY............     22.95%     19.34%     15.25%      7.67%      3.47%      0.42%     -8.90%
WEIGHTED AVERAGE LIFE WITHOUT
 TERMINATION (YEARS).................       1.60       1.48       1.56       1.52       1.31       1.48       1.29

YIELD TABLE FOR THE DLJ SUBORDINATED INTERESTS

    The Pre-Tax Yields and Total Cash Flows for the DLJ Subordinated Interests, set forth in the following table were calculated assuming the indicated purchase price and the following additional assumptions. There can be no assurance that these assumptions are reasonable or that additional or different assumptions should not be made to determine potential yields on these investments.

        (i) No prepayments of principal are assumed to occur;


        (ii) Liquidations occur on the indicated payment date for the Mortgage Loans in an amount equal to the indicated Liquidation Percentage multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of April 1, 1997. Such liquidations are assumed to occur concurrently with defaults on the Mortgage Loans for loans that are to be liquidated, no other payment is received prior to liquidation;


       (iii) Realized Losses on liquidations of defaulted Mortgage Loans reflect net recoveries in amounts equal to (a) 1 minus the indicated Loss Severity indicated in the table, multiplied by (b) the amount of liquidated Mortgage Loans as calculated in (ii) above;

        (iv) at such time that the principal balance of a class is reduced to zero, such class shall no longer be entitled to any future distributions of principal and interest;

        (v) the aggregate principal amount of each class is as indicated on page 55;


        (vi) the aggregate principal amount of the DLJ Mortgage Loans as of April 1, 1997 is $125,387,009, the principal is being amortized over a term of 260 months, and the interest rate is 8.15%;


       (vii) for each DLJ Mortgage Loan not in default, scheduled monthly payments are timely received on the first day of each month, including balloon amounts at stated maturity, and no borrower is the subject of bankruptcy proceedings;

      (viii) all servicing fees and other administration fees are deducted from the interest received on the Mortgage Loans;


        (ix) beginning in May 1997, the Company receives cash distributions on the DLJ Initial Investments on the 18th day of each month;


        (x) there will be no optional termination of the trust related to either series of Initial Investments, and no Mortgage Loan is repurchased pursuant to any obligation under the related trust agreement; and

        (xi) prepayment premiums and yield maintenance premiums are assumed not to be distributed to the Company as holder of the Initial Investments.

                                 DLJ 1993-MF17
                          DLJ SUBORDINATED INTERESTS*
                (PURCHASE PRICE OF 72.175% OF PRINCIPAL AMOUNT)


                                                               DATE OF ASSUMED LIQUIDATION/REALIZED LOSS OCCURS
                                                    -----------------------------------------------------------------------
      PRINCIPAL BALANCE OF                                                                                       DECEMBER
    MORTGAGE LOANS LIQUIDATED                              DECEMBER 1999                 DECEMBER 2001             2003
     AS A PERCENTAGE OF THE             LOSS        ----------------------------  ----------------------------  -----------
   SCHEDULED PRINCIPAL BALANCE        SEVERITY        PRE-TAX         TOTAL         PRE-TAX         TOTAL         PRE-TAX
     AS OF FEBRUARY 1, 1997          PERCENTAGE        YIELD       CASH FLOW**       YIELD       CASH FLOW**       YIELD
---------------------------------  ---------------  -----------  ---------------  -----------  ---------------  -----------
No Liquidations..................             0%          14.9%           153%          14.9%           153%          14.9%
  5.0%...........................            20%          13.8%           145%          14.0%           146%          14.1%
                                             50%          12.0%           132%          12.5%           135%          12.9%
  10.0%..........................            20%          12.6%           136%          13.0%           138%          13.3%
                                             50%           8.5%           111%           9.7%           116%          10.6%
  20.0%..........................            20%          10.0%           119%          10.9%           123%          11.5%
                                             50%          -1.3%            68%           1.7%            79%           4.5%


      PRINCIPAL BALANCE OF
    MORTGAGE LOANS LIQUIDATED
     AS A PERCENTAGE OF THE
   SCHEDULED PRINCIPAL BALANCE          TOTAL
     AS OF FEBRUARY 1, 1997          CASH FLOW**
---------------------------------  ---------------
No Liquidations..................           153%
  5.0%...........................           147%
                                            137%
  10.0%..........................           140%
                                            121%
  20.0%..........................           128%
                                             89%


------------------------

 * Note: This table relates to the DLJ Subordinated Interests only, and not the DLJ IOs.

** Total Cash Flow as a Percentage of Principal Amount.

    The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates that, when applied to the projected future stream of cash flows to be paid on the DLJ Subordinated Interests, would cause the present value of such projected future stream of cash flows to equal the assumed aggregate purchase prices of such securities and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such classes and consequently do not purport to reflect the return on any investment in such classes when such reinvestment rates are considered.

    There can be no assurance that the assumptions used in preparing these tables are accurate or that defaults and losses on the Mortgage Loans will not exceed those shown herein. Moreover, other Subordinated Interests purchased by the Company in the future are likely to have different characteristics.

YIELD ON THE DLJ IOS

    The yield to investors on the DLJ IOs will be highly sensitive to the rate and timing of principal payments (including prepayments and liquidations) on the Mortgage loans. Investors should fully consider the associated risks to the Company, including the risk that a rapid rate of principal prepayments of the Mortgage Loans could result in the failure of the Company to recoup fully its investment in the DLJ IOs.

    The following tables reflect the pre-tax yield to maturity of each of the IOs at the purchase price indicated and the assumptions listed in clauses (iv),
(viii), (ix), (x) and (xi) on page 61 above. There can be no assurance that the assumptions are reasonable or that additional or different assumptions should not be made to determine potential yields on these investments.

        (i) scheduled monthly payments on the Mortgage Loans are timely received on the first day of each month;

        (ii) there are no defaults on the Mortgage Loans;

       (iii) the Mortgage Loans do not prepay during the lock-out period and thereafter prepay in full on the 1st day of the month and year indicated;

        (iv) the DLJ IOs have initial notional amounts as set forth in on page 54; and

        (v) the DLJ IOs are paid in full on the distribution dates indicated.

                                 DLJ 1993-MF17
                SENSITIVITY OF DLJ IOS TO PRINCIPAL PREPAYMENTS
                       PRE-TAX YIELDS TO ASSUMED MATURITY


                                                       ASSUMED PAYMENT IN FULL DATE
       PURCHASE PRICE          ----------------------------------------------------------------------------
   (% OF NOTIONAL BALANCE)       DECEMBER 2000       DECEMBER 2001       DECEMBER 2002      DECEMBER 2003
-----------------------------  -----------------  -------------------  -----------------  -----------------
1.5134%......................           -4.6%                6.5%               12.8%              16.7%


    The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates that, when applied to the projected future stream of cash flows to be paid on the DLJ IOs, would cause the discounted present value of such projected future stream of cash flows to equal the aggregate purchase prices of such securities and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such classes and consequently do not purport to reflect the return on any investment in such classes when such reinvestment rates are considered.

    It is not likely that the Mortgage Loans will prepay in accordance with the assumptions. In addition, there can be no assurance that the Mortgage Loans will not prepay (including in connection with a casualty or condemnation or by reason of default and consequent liquidation) prior to the end of the lock-out period or that the pre-tax yields on the DLJ IOs will correspond to any of the pre-tax yields shown herein. Investors must make their own decisions as to the appropriate prepayment assumptions and model to be used in evaluating the Company's investment in the DLJ IOs. Moreover, other IOs purchased by the Company in the future may have substantially different characteristics and yields to maturity than the DLJ IOs.

                                 CAPITALIZATION

    The capitalization of the Company, as of February 12, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby, is as follows:

                                                                                                            AS
                                                                                              ACTUAL    ADJUSTED(1)
                                                                                             ---------  -----------
Common Stock, par value $.01...............................................................  $       1   $ 143,750
    Authorized--200,000,000 shares
    Outstanding--100 shares, 14,375,000 shares, as adjusted
  Additional Paid-in Capital...............................................................      1,599
                                                                                             ---------  -----------
      Total................................................................................  $   1,600   $
                                                                                             ---------  -----------
                                                                                             ---------  -----------

------------------------

(1) Includes 1,875,000 shares of Common Stock to be purchased by Ocwen Financial, after deducting offering and organizational expenses estimated to
    be $         payable by the Company, and assuming no exercise of the
    Underwriters' over-allotment option to purchase up to an additional 1,875,000 shares of Common Stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

    OAIC has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its taxable income, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from
(i) ownership of Distressed Real Properties; (ii) ownership of Subordinated Interests; (iii) ownership of Other Real Estate Related Assets; and (iv) interest and revenues from other (generally short-term) investments. See "Distribution Policy" and "Federal Income Tax Considerations."

    The principal sources of the Company's funds will be the proceeds of the offering made by this Prospectus, borrowings under lines of credit to be arranged on behalf of the Company, additional bank borrowings, commercial paper borrowings, mortgage loans on the Company's real estate and future equity offerings. From the net proceeds of this Offering, approximately $36 million plus accrued interest will be used to purchase the Initial Investments, consisting of the MLMC Subordinated Interests, the DLJ Subordinated Interests and the DLJ IOs, and an additional $9.1 million is expected to be used to purchase the Supplemental Initial Investment.



    Since the acquisition of the Initial Investments by the Bank, there have been no reported losses on the MLMC Mortgage Loans or DLJ Mortgage Loans, although two MLMC Mortgage Loans, constituting approximately 3.83% of the MLMC Mortgage Loans by principal balance as of April 1, 1997, are currently in foreclosure. To the extent that there are losses on these Mortgage Loans or any other MLMC Mortgage Loans or DLJ Mortgage Loans in the future, such losses will be allocated to reduce the principal balance of the MLMC Subordinated Interests or DLJ Subordinated Interests, as applicable, with a concomitant adverse effect on the yield thereof.


    The primary risk to its investment in the DLJ IOs is the risk of faster than anticipated prepayments. To date, only two DLJ Mortgage Loans, representing approximately 5% of the principal balance of the DLJ Mortgage Loans as of September 1, 1996, have prepaid. Those prepayments adversely affected the yield of the DLJ IOs because they reduced the notional balance of the DLJ IOs on which interest is paid. Significant amounts of principal prepayments are unlikely in the next few years because the terms of such loans generally prohibit voluntary prepayment through 1998, and thereafter, prepayment is permitted only if accompanied with a yield maintenance premium. Beginning in 2001, however, the DLJ Mortgage Loans may be prepaid voluntarily without any prepayment penalty or premium. See "Initial Investments" and "Yield on the Initial Investments--Yield on the DLJ IOs".

    The Supplemental Initial Investment will be backed by single-family loans that have a history of delinquency. Although some payments have been made on such loans during the past few months, the history of delinquency suggests that the borrowers are more likely to default in the future than would be the case for borrowers with no history of default. Any losses on the Supplemental Mortgage Loans will reduce the principal balance of the Supplemental Initial Investment and thus adversely affect the yield on such investment. See "Initial Investments--Supplemental Initial Investment."

    The Initial Investments and Supplemental Initial Investment comprise a relatively small portion of the assets to be purchased with the net proceeds of this offering and most of the net proceeds of the Offering initially will be invested in readily marketable securities. Accordingly, the Company would not anticipate a need to sell the Initial Investments or Supplemental Initial Investment for liquidity purposes. Moreover, the Company has no capital commitments with respect to the Initial Investments and Supplemental Initial Investment. The Initial Investments and Supplemental Initial Investment may produce cash flows for the Company, although losses on the Mortgage Loans underlying these investments would reduce that cash flow, particularly with respect to the Subordinated Interests, and reductions in the prevailing interest rate would be expected to increase prepayments on the related mortgage loans and thereby reduce the cash flow on the DLJ IOs. Management believes that the net proceeds of this offering, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements. See "Operating Policies and Strategies" and "Use of Proceeds."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Articles of Incorporation provide that OAIC may issue up to 225,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). Upon completion of this offering, 14,375,000 shares of Common Stock will be issued and outstanding, and 1,437,500 shares of Common Stock will be reserved for issuance upon exercise of options, and no Preferred Stock will be issued and outstanding.

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COMMON STOCK

    All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive dividends if and when authorized and declared by the Board of Directors of OAIC out of assets legally available therefor and to share ratably in the assets of OAIC legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of OAIC. OAIC intends to pay quarterly dividends.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate.

PREFERRED STOCK

    Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding.

RESTRICTIONS ON TRANSFER

    For OAIC to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of OAIC's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and OAIC must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations--Requirements for Qualification."

    Because the Board of Directors believes it is essential for OAIC to continue to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions and waivers described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.1% (or, with respect to Ocwen Financial, 13%) of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any series of Preferred Stock (the "Ownership Limitation").

    Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in OAIC being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause OAIC to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited

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
Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to OAIC for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by OAIC, but will not be affiliated with OAIC. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by OAIC.

    Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

    The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

    The Shares-in-Trust will be deemed to have been offered for sale to OAIC, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that OAIC, or its designee, accepts such offer. OAIC will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date OAIC determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to OAIC of such event and (ii) to provide to OAIC such other information as it may request in order to determine the effect, if any, of such transfer on OAIC's status as a REIT.

    All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to OAIC a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to OAIC such additional information as OAIC may request in order to determine the effect, if any, of such ownership on OAIC's status as a REIT and to ensure compliance with the Ownership Limitation.

    The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation

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
under certain circumstances. The foregoing restrictions will not be removed until (A)(i) such restrictions are no longer required in order to qualify as a REIT, and (ii) the Board of Directors determines that it is no longer in the best interest of the Company to retain such restrictions; or (B)(i) the Board of Directors determines that it is no longer in the best interests of OAIC to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock and Preferred Stock entitled to vote on such matter at a regular or special meeting of the stockholders of OAIC.

    All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

    The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIVIDEND REINVESTMENT PLAN

    OAIC may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in OAIC's Common Stock. Details about any such plan would be sent to OAIC's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

    OAIC will furnish its stockholders with annual reports containing audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is The Bank of New
York.

                     CERTAIN PROVISIONS OF VIRGINIA LAW AND
                 OF OAIC'S ARTICLES OF INCORPORATION AND BYLAWS

    The following summary of certain provisions of Virginia law and of the Articles of Incorporation and Bylaws of OAIC does not purport to be complete and is subject to and qualified in its entirety by reference to Virginia law and the Articles of Incorporation and Bylaws of OAIC. Certain provisions of Virginia law and the Articles of Incorporation and Bylaws are described elsewhere in this Prospectus.

BOARD OF DIRECTORS

    The Bylaws provide that the number of Directors of OAIC may be established by the Board of Directors but may not be fewer than one nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors must be filled by a majority of the entire Board of Directors.

    OAIC's Bylaws also provide that a Director may be removed with or without cause with the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provisions of the Bylaws authorizing the Board of Directors to fill vacant directorships, as a practical matter precludes OAIC's stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

AMENDMENT

    The Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (and majority of the outstanding shares of Preferred Stock, if any, to the extent that such amendment would materially adversely affect the holders of the Preferred Stock), with the stockholders voting as a class with one vote per share; provided, that the Articles of

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
Incorporation provision relating to OAIC's election to be taxed as a REIT shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of directors voting as a class. OAIC's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, provided that provisions with respect to removal of directors, quorum requirements and approval of certain matters by a majority of the Directors, cannot be amended without the affirmative vote of 80% of the members of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock and any other class of shares of capital stock entitled to vote generally in the election of directors.

BUSINESS COMBINATIONS

    The Virginia Stock Corporation Act contains provisions restricting "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation having more than 300 stockholders of record and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Stockholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Stockholder, or any reclassification, including a reverse stock split, a recapitalization or a merger of the corporation with its subsidiaries that increases the percentage of voting shares owned beneficially by an Interested Stockholder by more than 5%.

    For three years following the time that an Interested Stockholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Stockholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Stockholder, and majority approval of the "Unaffiliated Directors." An Unaffiliated Director, for this purpose, means, with respect to a particular Interested Stockholder, a member of OAIC's Board of Directors who was
(i) a member on the date on which an Interested Stockholder became an Interested Stockholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Unaffiliated Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Stockholder.

    The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Unaffiliated Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Stockholder must pay the stockholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

    None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Stockholder whose acquisition of shares making such person an Interested Stockholder was approved by a majority of the Virginia corporation's Unaffiliated Directors. The Company's Unaffiliated Directors have approved Ocwen Financial's acquisition of more than 10% of shares in the Common Stock.

    These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Stockholder, a corporation can adopt an amendment to its Articles of Incorporation or Bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. OAIC has not "opted out" of the Affiliated Transactions provisions.

CONTROL SHARE ACQUISITIONS

    The Virginia Stock Corporation Act also contains provisions regulating certain "Control Share Acquisitions," which are transactions causing the voting strength of any person acquiring beneficial

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ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee Director of the corporation, or (ii) the Articles of Incorporation or Bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the stockholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. Under Virginia law, a corporation may "opt out" of the Control Share Acquisitions provisions in its Articles of Incorporation or Bylaws. OAIC has not "opted out" of the Control Share Acquisitions provisions.

OPERATIONS

    The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of the Company provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                     COMMON STOCK AVAILABLE FOR FUTURE SALE

    Upon the closing of the Offering, OAIC will have outstanding (or reserved for issuance upon exercise of options) 15,812,500 shares of Common Stock. The Common Stock issued in the Offering will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Articles of Incorporation. See "Description of Capital Stock--Restrictions on Transfer."

    Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Operating Partnership-- Redemption Rights." As described below, OAIC has granted certain holders registration rights with respect to their Common Stock.

    In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k)

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
without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

                        OPERATING PARTNERSHIP AGREEMENT

    The Operating Partnership has been organized as a Virginia limited partnership, the general partner of which is Ocwen General, Inc., a wholly-owned subsidiary of OAIC, and the initial limited partner of which is Ocwen Limited Inc., a wholly-owned subsidiary of OAIC (the "Initial Limited Partner"). Because OAIC indirectly owns 100% of the partnership interests in the Operating Partnership, the Operating Partnership will be disregarded as a separate entity from OAIC for federal income tax purposes until a third party is admitted as a partner of the Operating Partnership. The Company organized the Operating Partnership in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. The Operating Partnership Agreement currently does not contain many of the provisions described below. Instead, the following summary of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, describe certain provisions that likely will appear in the Operating Partnership Agreement when the Manager or third-party sellers of assets who wish to achieve tax deferral are admitted as partners of the Operating Partnership. The provisions described in this summary, however, may not appear in the Operating Partnership Agreement that ultimately is executed.

GENERAL

    Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") will have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, OAIC, by virtue of its ownership of the General Partner, will control the assets and business of the Operating Partnership. However, it is anticipated that any amendment to the Operating Partnership Agreement that would
(i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, will require the consent of Limited Partners (other than the Initial Limited Partner) holding more than two-thirds of the partnership interests ("Units") held by such partners.

GENERAL PARTNER NOT TO WITHDRAW

    It is anticipated that the General Partner will not be able to voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership.

CAPITAL CONTRIBUTION

    OAIC will contribute, through the General Partner and the Initial Limited Partner, all of the net proceeds of the Offering to the Operating Partnership. The General Partner will hold a 1% general partnership interest in the Operating Partnership, and the Initial Limited Partner will hold a 99% limited partnership interest in the Operating Partnership.

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
    After the completion of the Offering, OAIC will have issued a total of 14,375,000 shares of Common Stock and will own, through the General Partner and the Initial Limited Partner, 100% of the partnership interests in the Operating Partnership. Although the Operating Partnership will receive the net proceeds of the Offering, the Initial Limited Partner and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering.

    It is anticipated that the Operating Partnership Agreement will provide that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. Moreover, it is anticipated that the General Partner will be authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company (i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, each of the General Partner and the Initial Limited Partner is obligated to contribute the net proceeds of any future share offering by OAIC as additional capital to the Operating Partnership in exchange for an additional partnership interest. Upon such contribution, the General Partner's and the Initial Limited Partner's percentage interests in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions. The percentage interests of the Limited Partners (other than the Initial Limited Partner) would be decreased on a proportionate basis in the event of additional capital contributions by the General Partner and the Initial Limited Partner. In addition, if the General Partner and the Initial Limited Partner were to contribute additional capital to the Operating Partnership, the General Partner would revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners would be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement as if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

    It is anticipated that pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Manager holds options to acquire shares of Common Stock (or, at the option of the Company, Units), none of which is exercisable until the first anniversary of the Closing Date. Upon an acquisition of Units, the Manager may immediately exercise its Redemption Rights.

    If the Company decides to securitize some or all of its Mortgage Loans (or to resecuritize some or all of its MBS) through the issuance of non-REMIC collaterized mortgage obligations with multiple maturities ("CMOs"), it is anticipated that the Mortgage Loans will be distributed, through the General Partner

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and the Initial Limited Partner, to OAIC in order to prevent the Mortgage Loans from being treated as a taxable mortgage pool for federal income tax purposes upon the issuance of the CMOs. Accordingly, it is anticipated that the General Partner and the Initial Limited Partner will have the right to redeem a portion of their partnership interests in the Operating Partnership in exchange for Mortgage Loans to the extent necessary to facilitate such a securitization transaction. The portion of the General Partner's or Initial Limited Partner's partnership interest that is redeemed will be based on the fair market value of the Mortgage Loans distributed, as determined by the General Partner, but subject to review by the Independent Directors to ensure compliance with the Guidelines.

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable OAIC to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

    In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS

    It is anticipated that the Operating Partnership Agreement will provide that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

    It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder.

TERM

    The Operating Partnership shall continue until December 31, 2050, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

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                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock in OAIC. Hunton & Williams has acted as counsel to OAIC and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to OAIC and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

    The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF OAIC'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    OAIC currently has in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intends to revoke its S election on the day prior to the completion of the Offering. OAIC plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short taxable year beginning on the day prior to the Closing and ending on December 31, 1997.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

    Hunton & Williams has acted as counsel to OAIC in connection with the Offering and OAIC's election to be taxed as a REIT. In the opinion of Hunton & Williams, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by OAIC in a timely fashion, commencing with OAIC's short taxable year beginning the day prior to the closing of the Offering and ending December 31, 1997, OAIC will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and OAIC's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by OAIC as to factual matters, including representations regarding the nature of OAIC's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Hunton & Williams at the closing of the

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
Offering. Moreover, such qualification and taxation as a REIT depends upon OAIC's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review OAIC's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of OAIC's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations--Failure to Qualify."

    If OAIC qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, OAIC will be subject to federal income tax in the following circumstances. First, OAIC will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, OAIC may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if OAIC has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if OAIC has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if OAIC should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which OAIC fails the 75% or 95% gross income test. Sixth, if OAIC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, OAIC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if OAIC acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in OAIC's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and OAIC recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by OAIC over the adjusted basis in such asset at such time), OAIC will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that OAIC will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, OAIC will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by OAIC from REMIC Residual Interests equal to the percentage of the stock of OAIC held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of OAIC held by a Disqualified Organization will reduce the cash available for distribution from OAIC to all stockholders.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for

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sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by OAIC to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

    Prior to the consummation of the Offering, OAIC did not satisfy conditions
(v) and (vi) in the preceding paragraph. OAIC anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, OAIC's Articles of Incorporation provide for restrictions regarding the transfer of the Common Stock that are intended to assist OAIC in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Common Stock--Restrictions on Transfer."

    OAIC currently has two subsidiaries, the General Partner and the Limited Partner, and may have additional subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of OAIC will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of OAIC. The General Partner and the Limited Partner are "qualified REIT subsidiaries." Accordingly, neither the General Partner nor the Limited Partner will be subject to federal corporate income taxation, although each may be subject to state and local taxation.

    Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes. Because OAIC is deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes, the Operating Partnership will be disregarded as an entity separate from OAIC under the Check-the-Box Regulations.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. When the Operating Partnership admits a partner other than OAIC or a qualified REIT subsidiary of OAIC, OAIC's

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proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of OAIC for purposes of applying the requirements described herein.

    INCOME TESTS

    In order for OAIC to qualify and to maintain its qualification as a REIT, three requirements relating to OAIC's gross income must be satisfied annually. First, at least 75% of OAIC's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of OAIC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of OAIC's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to OAIC is discussed below.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

    Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if OAIC held such assets), OAIC will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if OAIC receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date OAIC purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause OAIC to recognize income that is not qualifying income for purposes of the 75% gross income test.

    Hunton & Williams is of the opinion that the interest, original issue discount, and market discount income that OAIC derives from its investments in Subordinated Interests, IOs, and Inverse IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which OAIC holds an interest consists of real estate assets (determined as if OAIC held such assets), and OAIC's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that OAIC recognizes with respect to its investments in Distressed Mortgage

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Loans and Performing Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Distressed Mortgage Loan or Performing Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Distressed Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests. Finally, if OAIC forecloses on a loan that it has held for less than four years, any gain that OAIC recognizes upon the act of foreclosure as a result of the retirement of the loan will not be qualifying income for purposes of the 30% gross income test.

    OAIC may originate or acquire Construction or Mezzanine Loans that have shared appreciation provisions. If income under a shared appreciation provision is triggered by the borrower, OAIC may recognize nonqualifying income for purposes of the 30% gross income test. In addition, OAIC may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

    OAIC may originate or acquire Performing Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, OAIC will retain an equity ownership interest in the Performing Mortgage Loans that has economic characteristics similar to those of a Subordinated Interest. In addition, OAIC may resecuritize MBS (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause OAIC to fail to satisfy the gross income tests or the asset tests described below.

    OAIC may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. OAIC will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the three gross income tests.

    The rent received by OAIC from the tenants of its Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if OAIC, or a direct or indirect owner of 10% or more of OAIC, owns 10% or more of such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," OAIC generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom OAIC derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by OAIC are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

    OAIC has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such

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Rent would jeopardize OAIC's status as a REIT. In addition, OAIC has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause OAIC to fail to satisfy either the 75% or 95% gross income test. OAIC also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause OAIC to fail to satisfy either the 75% or 95% gross income test. Finally, OAIC has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize OAIC's status as a REIT.

    REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. OAIC does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if OAIC does receive any such income, OAIC will make an election to treat the related property as foreclosure property.

    If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. In addition, if a REIT disposes of Ineligible Property at a gain within four years of acquiring such property, such gain will be nonqualifying income for purposes of the 30% income test. OAIC anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests and that any disposition of Ineligible Property within four years of acquiring such property will not cause OAIC to fail to satisfy the 30% income test.

    OAIC has represented that it will manage its assets so that it does not violate the 30% income test in any taxable year. Any gross income derived from a prohibited transaction is not taken into account in applying the 30% income test necessary to qualify as a REIT (but the net income from such a transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by OAIC or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of OAIC's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, OAIC will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that OAIC can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

    It is possible that, from time to time, OAIC will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that OAIC enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the

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disposition of such contract should be qualifying income for purposes of the 95%
gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that OAIC hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. OAIC intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, OAIC may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax.

    If OAIC fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if OAIC's failure to meet such tests is due to reasonable cause and not due to willful neglect, OAIC attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances OAIC would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which OAIC fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test.

    ASSET TESTS

    OAIC, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of OAIC's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where OAIC raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following OAIC's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if OAIC held such assets), OAIC will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by OAIC may not exceed 5% of the value of OAIC's total assets, and OAIC may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the General Partner, the Limited Partner, and any other qualified REIT subsidiary).

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    OAIC expects that any Distressed Real Properties, Subordinated Interests,
IOs, Inverse IOs, and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which OAIC owns an interest consists of "real estate assets" and OAIC's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Distressed Mortgage Loans, Performing Mortgage Loans, Construction Loans and Mezzanine Loans also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. OAIC will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    If OAIC should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of OAIC's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, OAIC still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

    DISTRIBUTION REQUIREMENTS

    OAIC, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before OAIC timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that OAIC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if OAIC should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, OAIC would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. OAIC intends to make timely distributions sufficient to satisfy the annual distribution requirements.

    It is possible that, from time to time, OAIC may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, OAIC will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its Subordinated Interests. Furthermore, some Distressed Mortgage Loans, IOs and Inverse IOs may be deemed to have OID, in which case OAIC will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, OAIC may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and Distressed Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than OAIC's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. OAIC also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests. It also is possible that, from time to time, OAIC may recognize net capital gain attributable to the sale of

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depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, OAIC may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, OAIC may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds OAIC's basis in the original loan. Therefore, OAIC may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, OAIC may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock.

    Under certain circumstances, OAIC may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in OAIC's deduction for dividends paid for the earlier year. Although OAIC may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

    RECORDKEEPING REQUIREMENTS

    Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, OAIC must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. OAIC intends to comply with such requirements.

FAILURE TO QUALIFY

    If OAIC fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, OAIC will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to OAIC's stockholders in any year in which OAIC fails to qualify will not be deductible by OAIC nor will they be required to be made. In such event, to the extent of OAIC's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, OAIC also will be disqualified from taxation as a REIT for the four taxable years following the year during which OAIC ceased to qualify as a REIT. It is not possible to state whether in all circumstances OAIC would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As long as OAIC qualifies as a REIT, distributions made to OAIC's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed OAIC's actual net capital gain for the taxable year) without regard to the period for which the

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stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by OAIC in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by OAIC and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by OAIC during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses of OAIC. Instead, such losses would be carried over by OAIC for potential offset against its future income (subject to certain limitations). Taxable distributions from OAIC and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from OAIC generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. OAIC will notify stockholders after the close of OAIC's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

    OAIC's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if OAIC receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in OAIC that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of OAIC at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of OAIC's phantom income. In general, as the ratio of OAIC's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of OAIC will decrease. OAIC will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

    Because OAIC expects to own at least some REMIC Residual Interests, it is likely that stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income they derive from OAIC with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by OAIC with respect to the REMIC Residual

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Interests. OAIC's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to OAIC with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by OAIC that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that OAIC (or a qualified REIT subsidiary) acquires or originates mortgage loans and uses those loans to collateralize one or more multiple-class offerings of MBS for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from OAIC that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent OAIC's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from OAIC required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

    A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on long-term capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    OAIC will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required,

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demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide OAIC with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, OAIC may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to OAIC. The Treasury Department issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Stockholders. The proposed regulations would alter the current system of backup withholding compliance and are proposed to be effective for distributions made after December 31, 1997. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by OAIC to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from OAIC will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from OAIC as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of OAIC's stock is required to treat a percentage of the dividends from OAIC as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by OAIC from an unrelated trade or business (determined as if OAIC were a pension trust) divided by the gross income of OAIC for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of OAIC's stock only if (i) the UBTI Percentage is at least 5%, (ii) OAIC qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of OAIC in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of OAIC's stock or (B) a group of pension trusts individually holding more than 10% of the value of OAIC's stock collectively owns more than 50% of the value of OAIC's stock.

    Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, OAIC will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by OAIC from REMIC Residual Interests that is allocable to stock of OAIC held by Disqualified Organizations. Any such tax would be deductible by OAIC against its income that is not Excess Inclusion income.

    If OAIC derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on OAIC described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

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    The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities for which no REMIC election is made. If such Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by OAIC with deductions or losses from other sources, that same percentage of OAIC's dividends would be treated as UBTI for stockholders that are Exempt Organizations. See "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by OAIC of U.S. real property interests and are not designated by OAIC as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of OAIC. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). OAIC expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with OAIC or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with OAIC claiming that the distribution is effectively connected income. The Treasury Department issued proposed regulations in April 1996 that would modify the manner in which OAIC complies with the withholding requirements.

    If OAIC derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by OAIC with deductions or losses from other sources, that same percentage of OAIC's dividends would not be eligible for a reduced withholding tax rate under an otherwise applicable tax treaty. See "--Taxation of Taxable U.S. Stockholders."

    Distributions in excess of current and accumulated earnings and profits of OAIC will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of OAIC. In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires OAIC to withhold 10% of any distribution

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in excess of OAIC's current and accumulated earnings and profits. Consequently, although OAIC intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that OAIC does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which OAIC qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by OAIC of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. OAIC is required to withhold 35% of any distribution that is designated by OAIC as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if OAIC is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. It is currently anticipated that OAIC will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that OAIC will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

STATE AND LOCAL TAXES

    OAIC, the General Partner, the Limited Partner, the Operating Partnership or OAIC's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

SALE OF THE COMPANY'S PROPERTY

    Any gain realized by OAIC on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon OAIC's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements For Qualification--Income Tests" above. OAIC, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of OAIC's trade or business.

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                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company and the Operating Partnership under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

    The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

    Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

    The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

    Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an Plan or with respect to a Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax

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equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF OAIC UNDER ERISA

    The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

    If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

    Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

    The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

    The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect

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
a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

    Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS

    The Company intends primarily to acquire Subordinated Interests and Distressed Real Property, but also may acquire Mortgage Loans and other Real Property. Even though the Company will not own Mortgage Loans directly in connection with its acquisition of Subordinated Interests, its return thereon and on Distressed Mortgage Loans will depend upon, among other things, the ability of the servicer of the underlying Mortgage Loans to foreclose upon those Mortgage Loans in default and sell the underlying Real Property. There are a number of legal considerations involved in the acquisition of Mortgage Loans or Real Property or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of mortgage-backed securities). The following discussion provides general summaries of certain legal aspects of mortgage loans and real property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

GENERAL

    Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

    The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

    The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

    GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment

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or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

    Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

    JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

    Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with

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the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    POST-SALE REDEMPTION. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION. Any commercial or multi-family residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

    COOPERATIVES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a

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default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

    Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

    Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

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Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

    GENERAL. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

    CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

    CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

    SUPERLIEN LAWS. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including

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those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

    ADDITIONAL CONSIDERATIONS. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

    ENVIRONMENTAL SITE ASSESSMENTS. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "--Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

    Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                                USE OF PROCEEDS

    All of the expected net proceeds of this Offering will be used to purchase Units in the Operating Partnership. Thereupon, the Operating Partnership will use approximately $36 million plus accrued interest to purchase the Initial Investments and $10 million to purchase the Supplemental Initial Investment. The purchase price for the Initial Investments and the Supplemental Initial Investment was based on certain assumptions made with respect to the potential net cash flows to be generated by the Initial Investments and the Supplemental Initial Investment. See "Initial Investments," "Yield Considerations Regarding the Initial Investments" and "Risk Factor--Other Risks--Conflicts of Interest in the Business of the Company." Pending investment, the balance of the net
proceeds (approximately $         million) will be invested in short-term,
interest-bearing securities and held by the Operating Partnership until used to originate or acquire Subordinated Interests, Distressed Real Properties and Other Real Estate Related Assets as provided herein. See "Operating Policies and Strategies."

    The Company intends to supplement the proceeds of this offering through bank borrowings, commercial paper borrowings and the issuance of debt securities and additional equity securities.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the "Underwriters") and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc., are acting as representatives, has severally agreed to purchase, the number of shares of Common Stock offered hereby set forth below opposite its name.

UNDERWRITER                                                                  NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Friedman, Billings, Ramsey & Co., Inc......................................
EVEREN Securities, Inc.....................................................

    Total..................................................................        12,500,000
                                                                             -----------------
                                                                             -----------------

    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased.

    The Underwriters propose initially to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed $         per share of Common Stock. The Underwriters
may allow and such dealers may reallow a concession not to exceed $         per
share of Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters.

    At the request of the Company, the Underwriters have reserved up to 300,000 shares of Common Stock (345,000 shares if the Underwriters' over-allotment option is exercised) for sale to directors, officers and employees of Ocwen Financial and its subsidiaries at the initial public offering price set forth on the cover page of this Prospectus net of any underwriting discounts or commissions, and up to 325,000 shares of Common Stock (373,750 shares if the Underwriters' over-allotment option is exercised) for sale to certain other persons at the initial public offering price. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

    The Company has granted to the Underwriters an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional 1,875,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment.

    The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Prior to this Offering, there has been no public market for the shares of Common Stock. The initial public offering price has been determined by negotiation between the Company and the representatives of the Underwriters. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Manager and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after this offering will not be lower than the price at which they are sold by the Underwriters.

    The representatives of the Underwriters have informed the Company that the Underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they exercise discretionary authority.

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with the Offering, I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the representatives may reduce that short position by purchasing Common Stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

    The representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the representatives purchase Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Common Stock as part of the Offering.

    In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Company has agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock of OAIC without the prior consent of the representatives for a period of 120 days from the date of this Prospectus.

    Ocwen Financial has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock acquired on the Closing Date without the prior consent of the representatives, for a period of two years from the date of Closing, provided that the Manager continues to serve as the manager during such period.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, and for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett may rely as to matters of Virginia law on the opinion of Hunton & Williams.

                                    EXPERTS

    The financial statement of Ocwen Asset Investment Corp. as of February 12, 1997 included in this Prospectus has been so included in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

THE COMPANY

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by OAIC can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

    Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

    The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

OCWEN FINANCIAL

    Ocwen Financial files reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. Additional information about Ocwen Financial, therefore, may be inspected or copied at the public reference facilities maintained by the Commission at the locations mentioned above.

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
                               GLOSSARY OF TERMS

    Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

    "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

    "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

    "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

    "Affiliated Transaction" shall mean any material acquisition transaction between the Company and any Interested Stockholder.

    "Articles of Incorporation" shall mean the Articles of Incorporation of the Company.

    "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including all of OAIC's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

    "Bank" shall mean Ocwen Federal Bank FSB.

    "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

    "Beneficiary" shall mean the beneficiary of the Trust.

    "Board of Directors" shall mean the Board of Directors of the Company.

    "BPO" shall mean a broker's price opinion obtained by the Manager from one of its approved brokers with respect to a loan.

    "Bylaws" shall mean the Bylaws of the Company.

    "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Closing" shall mean the closing of the Offering.

    "Closing Date" shall mean on or about       , 1997.

    "Closing Price" shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market.

    "CMBS" shall mean commercial or multi-family MBS.

    "CMO or CMO Bonds" shall mean collateralized mortgage obligations.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Common Stock" shall mean the Common Stock, par value $0.01 per share, of OAIC.

    "Company" shall mean Ocwen Asset Investment Corp., a Virginia corporation, together with its subsidiaries, unless the context indicates otherwise.

    "Company Expenses" shall mean all administrative costs and expenses of the Company and the General Partner.

    "Control Share Acquisitions" means transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors.

    "Crime Control Act" shall mean the Comprehensive Crime Control Act of 1984.

    "Directors" means the members of the Company's Board of Directors.

    "Distressed Mortgage Loans" shall mean Sub-Performing Mortgage Loans and Nonperforming Mortgage Loans.

    "Distressed Real Properties" shall mean REO Properties and other distressed real estate.

    "DLJ IOs" shall mean the DLJ Mortgage Acceptance Corporation, Multi-family Mortgage Pass-Through Certificates, Series 1993-MF17, Class S-1 and Class S-2.

    "DLJ Investments" shall mean the DLJ IOs and the DLJ Subordinated Interests.

    "DLJ Mortgage Loans" shall mean the mortgage loans underlying the DLJ Investments.

    "DLJ Subordinated Interests" shall mean the DLJ Mortgage Acceptance Corporation, Multi-family Mortgage Pass-Through Certificates, Series 1993-MF17, Class B-2, Class B-3 and Class C-1.

    "DOL" shall mean the Department of Labor.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

    "FHLB" shall mean the Federal Home Loan Bank.

    "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

    "FLHMC" shall mean the Federal Loan Home Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

    "FNMA" shall mean the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

    "Formation Transactions" shall mean transactions relating to the formation of the Company.

    "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

    "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

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
    "Garn Act" shall mean the Garn-St Germain Depository Institutions Act of
1982.

    "General Partner" shall mean Ocwen General, Inc., as the sole general partner of the Operating Partnership.

    "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations.

    "HUD" shall mean the Department of Housing and Urban Development.

    "Independent Director" shall mean a director who within the last two years, has not (i) been employed by the Manager or any of its Affiliates, (ii) been an officer or director of the Manager or any of its Affiliates, (iii) performed services for the Manager or any of its Affiliates, (iv) had any material business or professional relationship with the Manager or any of its Affiliates.

    "Initial Investments" shall mean the DLJ Investments and the MLMC Subordinated Interests, described under "Initial Investments," which are to be acquired on or soon after the Closing Date.

    "Initial Limited Partner" shall mean Ocwen Limited, Inc., as limited partner of the Operating Partnership.

    "Interested Stockholder" shall mean any holder of more than 10% of any class of outstanding voting shares of the Company.

    "Inverse IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

    "IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal.

    "IRA" shall mean an individual retirement account.

    "Lease" shall mean, with respect to each Mortgaged Property or Real Property, the agreement pursuant to which the Borrower rents and leases to the Lessee and the Lessee rents and leases from the Borrower, such Mortgaged Property or Real Property.

    "LIBOR" shall mean the London Interbank Offering Rate for one-month U.S. Dollar deposits.

    "Limited Partners" shall mean the Initial Limited Partner and any additional persons admitted as limited partners of the Operating Partnership.

    "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager performs various services for the Company.

    "Manager" shall mean Ocwen Capital Corporation

    "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

    "MBS" shall mean mortgage-backed securities or collateralized mortgage obligations.

    "MLMC Mortgage Loans" shall mean the mortgage loans underlying the Merrill Subordinated Interests.

    "MLMC Subordinated Interests" shall mean the Merrill Lynch Mortgage Capital Inc. multifamily Mortgage Pass-Through Certificates, Series 1993-M1, Class B and Class C.

    "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of MBS.

    "Mortgage Loan" shall mean a mortgage loan underlying a series of MBS or a Mortgage Loan held by the Company, as the context indicates.

    "Mortgaged Property" shall mean the real property securing a mortgage loan.

    "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

    "Net Income" shall mean the income of the Company as reported for federal income tax purposes before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

    "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

    "Nonperforming Mortgage Loans" shall mean commercial and residential mortgage loans for which the payment of principal and interest is more than 90 days delinquent.

    "OAIC" shall mean Ocwen Asset Investment Corp.

    "Ocwen Financial" shall mean Ocwen Financial Corporation.

    "Offering" shall mean the offering of Common Stock hereby.

    "Offering Price" shall mean the offering price of $16 per Common Share offered hereby.

    "OID" shall mean original issue discount.

    "Operating Partnership" shall mean Ocwen Partnership, L.P.

    "Operating Partnership Agreement" shall mean the partnership agreement of the Operating Partnership, as amended from time to time.

    "Option Plan" shall mean a plan which provides for options to purchase
Units.

    "Other Real Estate Related Assets" shall mean real estate related assets other than Subordinated Interests and Distressed Real Property, including, without limitation, Mortgage Loans, other classes of MBS and other interests in real estate.

    "OTS" shall mean the Office of Thrift Supervision.

    "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.1% of the outstanding shares of Common Stock by any stockholder other than Ocwen Financial, (b) more than 13% of the outstanding shares of Common Stock by Ocwen Financial, or (c) more than 9.9% of the shares of any series of Preferred Stock by any stockholder.

    "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

    "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

    "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

    "Preferred Stock" shall mean the preferred stock of the Company.

    "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

    "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

    "Real Estate Related Assets" shall mean Subordinated Interests and other classes of CMBS and RMBS, Distressed Mortgage Loans, Performing Mortgage Loans, Distressed Real Property and other real estate related assets.

    "Real Property" shall mean real property owned by the Company.

    "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy or special hazards.

    "Redemption Rights" shall mean the rights that it is anticipated the Limited Partners (other than the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to redeem all or a portion of their interests in the Operating Partnership for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

    "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

    "Related Party Tenant" shall mean a tenant of OAIC or the Operating Partnership in which OAIC owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

    "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

    "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

    "Rent" shall mean rent received by the Company from tenants of Real Property owned by the Company.

    "REO Property" shall mean real property acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

    "RICO" shall mean the Racketeer Influenced and Corrupt Organizations laws, 18 U.S.C.A. Section 1961, et seq.

    "RMBS" shall mean a series of one- to four-family residential MBS.

    "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

    "SAIF" shall mean the Savings Association Insurance Fund.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Service" shall mean the Internal Revenue Service.

    "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of OAIC being held by fewer than 100 persons, result in OAIC being "closely held," or cause OAIC to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

    "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

    "Sub IO" shall mean an IO with characteristics of a Subordinated Interest.

    "Subordinated Interests" shall mean classes of MBS that are subordinated in right of payments of principal and interest to more senior classes.

    "Sub-Performing Mortgage Loans" shall mean loans for which default is likely or imminent.


    "Supplemental Initial Investment" shall mean Salomon Brothers Mortgage Securities VII, Inc. Mortgage Pass-Through Certificates, Series 1997-HUD1, Class B-5 and Class B-6.

    "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

    "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

    "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

    "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

    "Trustee" shall mean a trustee of the Trust.

    "UBTI" shall mean unrelated business taxable income.

    "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

    "UCC" shall mean the Uniform Commercial Code.

    "Unaffiliated Director" shall mean, with respect to a particular Interested Stockholder, a member of OAIC's Board of Directors who was (i) a member on the date on which an Interested Stockholder became an Interested Stockholder and
(ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Unaffiliated Directors then on the Board.

    "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. and each of the underwriters for whom Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. are acting as representatives.

    "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

    "Units" shall mean units of limited partnership interest in the Operating Partnership.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Ocwen Asset Investment Corp.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Ocwen Asset Investment Corp. (the "Company") at February 12, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
-------------------------------------------

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
February 12, 1997

                          OCWEN ASSET INVESTMENT CORP.

                                 BALANCE SHEET

                               FEBRUARY 12, 1997

                                       ASSETS
Cash................................................................................  $   1,600
                                                                                      ---------
                                                                                      ---------
                        LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's Equity
  Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized
  Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 100 shares
    issued and outstanding..........................................................  $       1
  Additional paid-in-capital........................................................      1,599
                                                                                      ---------
    Total Stockholder's Equity......................................................  $   1,600
                                                                                      ---------
                                                                                      ---------

                    See accompanying notes to balance sheet.

                          OCWEN ASSET INVESTMENT CORP.

                             NOTES TO BALANCE SHEET

                               FEBRUARY 12, 1997

NOTE 1--THE COMPANY

    Ocwen Asset Investment Corp. (the "Company") was incorporated in Virginia on January 22, 1997 and was initially capitalized on February 12, 1997 through the sale of 100 shares of Common Stock for $1,600. The Company will seek to acquire primarily subordinated interests in mortgage-backed securities and real properties and may also invest in other real estate related assets, including mortgage loans.

    The Company's sole activity through February 12, 1997, consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FEDERAL INCOME TAXES

    The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code. As a result, for such taxable years the Company will not be subject to federal income taxation at the corporate level to the extent it distributes annually its predistribution taxable income of at least 95% of its real estate investment trust taxable income is so distributable.

INCOME RECOGNITION

    Income and expenses are to be recorded on the accrual basis of accounting.

NOTE 3--TRANSACTIONS WITH AFFILIATES

    The Company intends to enter into a Management Agreement (the "Management Agreement") with Ocwen Capital Corporation (the "Manager"), a wholly-owned subsidiary of Ocwen Financial Corporation, under which the Manager will advise the Company on various facets of its business and manage its day-to-day operations, subject to the supervision of the Company's Board of Directors. The Manager will receive a base management fee of 1% per annum of Average Invested Assets, payable quarterly, plus incentive compensation in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period.

    The Company intends to adopt a non-qualified stock option plan to provide a means of incentive compensation for the Manager, whereby the Manager will be granted an option to purchase shares of Common Stock in the Company (or, at the Company's election, Units in Ocwen Partnership, L.P.), in an amount equal to 10% of the shares outstanding following the Company's initial public offering, exercisable at the initial public offering price. One quarter of the Manager's options will be exercisable on each of the first four anniversaries of the Closing Date of the initial public offering.

    The Company further intends to issue Common Stock to Ocwen Financial Corporation, concurrent with the closing of the initial public offering, at the initial public offering price net of any underwriting discounts and commissions. Moreover, with a portion of the net proceeds of the initial public offering, the

                          OCWEN ASSET INVESTMENT CORP.

                             NOTES TO BALANCE SHEET

                               FEBRUARY 12, 1997

NOTE 3--TRANSACTIONS WITH AFFILIATES (CONTINUED)
Company intends to purchase certain securities with an approximate market value of $36.3 million from Ocwen Federal Bank FSB, a wholly-owned subsidiary of Ocwen Financial Corporation.

NOTE 4--PUBLIC OFFERING OF COMMON STOCK

    The Company is in the process of filing a Registration Statement for sale of its common stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares offered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                           SUMMARY TABLE OF CONTENTS

Prospectus Summary........................................................    5
Organization and Relationships............................................   12
Risk Factors..............................................................   13
Operating Policies and Objectives.........................................   24
Management of Operations..................................................   35
The Company...............................................................   43
Distribution Policy.......................................................   44
Yield Considerations Related to the Company's Investments.................   45
Initial Investments.......................................................   48
Yield Considerations Related to the Initial Investments...................   58
Capitalization............................................................   62
Management's Discussion and Analysis of Liquidity and Capital Resources...   62
Description of Capital Stock..............................................   63
Certain Provisions of Virginia Law and of OAIC's Articles of Incorporation
  and Bylaws..............................................................   66
Common Stock Available for Future Sale....................................   68
Operating Partnership Agreement...........................................   69
Federal Income Tax Considerations.........................................   72
ERISA Considerations......................................................   86
Certain Legal Aspects of Mortgage Loans and Real Property Investments.....   88
Use of Proceeds...........................................................   96
Underwriting..............................................................   96
Legal Matters.............................................................   98
Experts...................................................................   98
Additional Information....................................................   98
Glossary of Terms.........................................................   99
Financial Statements......................................................  F-1

                            ------------------------

    UNTIL           , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               12,500,000 SHARES

                                     [LOGO]

                                  OCWEN ASSET

                                   INVESTMENT
                                     CORP.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                            EVEREN SECURITIES, INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.

SEC Registration Fee..............................................  $  69,697
Blue Sky Fees and Expenses........................................      7,500
NASD Filing Fee...................................................     23,500
The NASDAQ Stock Market Filing Fee................................     48,750
Printing and Mailing Fees.........................................    200,000
Counsel Fees and Expenses.........................................    325,000
Accounting Fees and Expenses......................................     60,000
Miscellaneous.....................................................     15,553
                                                                    ---------
    Total.........................................................  $ 750,000
                                                                    ---------
                                                                    ---------

ITEM 31. SALES TO SPECIAL PARTIES

    Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

    On or about February 12, 1997, the Company sold 100 shares of Common Stock to Christine A. Reich in a private placement.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Articles of Incorporation of the Registrant contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Registrant or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

    The Registrant's Articles of Incorporation also require the Registrant to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Registrant, by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Registrant and such person was acting on behalf of the Registrant. A Director or officer of the Registrant is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred (i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or (ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a Director or officer also is entitled to have the Registrant make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Registrant only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Registrant also has the authority to extend to any person who is an employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a Director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

    The Virginia Stock Corporation Act (the "Virginia Act") permits indemnification of the Registrant's Directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally may indemnify its officers and Directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia Act also permits a corporation to require indemnification of officers and Directors with respect to any action except in the case of willful misconduct or knowing violation of the criminal law. In addition, the Virginia Act limits the damages that may be assessed against a Director or officer of the Registrant in a shareholder or derivative proceeding to the greater of (a) $100,000 or (b) the amount of cash compensation received by him from the Registrant in the twelve months immediately preceding the act or omission giving rise to liability. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

    The Registrant will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

    The Registrant will indemnify Ocwen Capital Corporation, a Florida corporation (the "Manager"), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager for one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Registrant or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Registrant, and the Registrant will indemnify the Manager and its officers and directors for acts performed pursuant to the Management Agreement, filed as
EXHIBIT 10.1 hereto, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

    Reference is made to the form of Underwriting Agreement filed as EXHIBIT 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

    Not Applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Index to Financial Statements.

Report of Independent Certified Public Accountants.............................        F-1
Balance Sheet as of February 12, 1997..........................................        F-2
Notes to Balance Sheet.........................................................        F-3

    (b) Exhibits.


     1.1*  Form of Underwriting Agreement.
     3.1*  Amended and Restated Articles of Incorporation of the Registrant.
     3.2*  Bylaws of the Registrant.
     4.1*  Form of Common Stock Certificate.
     5.1*  Opinion of Hunton & Williams.

     8.1*  Opinion of Hunton & Williams as to Tax Matters.
    10.1*  Form of Management Agreement.
    10.2*  Form of Registration Rights Agreement between the Company and the persons named therein.
    10.3*  Partnership Agreement of Ocwen Partnership, L.P.
    10.4*  Form of Stock Option Plan.
    21*    List of Subsidiaries of Registrant.
    23.1*  Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1).
     23.2  Consent of Price Waterhouse L.L.P.
    24.1*  Powers of Attorney (included on Signature Page).


------------------------

*   Previously Filed.

ITEM 36. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in th successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

    The undersigned Registrant hereby undertakes to provide to the Underwriters as the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on the 8th day of May, 1997.


                                OCWEN ASSET INVESTMENT CORP.,
                                a Virginia corporation
                                (Registrant)

                                By             /s/ CHRISTINE A. REICH
                                     -----------------------------------------
                                                 Christine A. Reich
                                                     PRESIDENT

                               POWER OF ATTORNEY


    Each person whose signature appears below hereby constitutes and appoints Christine A. Reich his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments and any registration statements filed pursuant to Rule 462(b), to this Amendment No. 4 to the Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons on the 8th day of May, 1997, in the capacities indicated.


          SIGNATURE                       TITLE
------------------------------  --------------------------

    /s/ WILLIAM C. ERBEY*       Chairman of the Board of
------------------------------    Directors and Chief
       William C. Erbey           Executive Officer

    /s/ CHRISTINE A. REICH
------------------------------  Director, President and
      Christine A. Reich          Chief Financial Officer

  /s/ TIMOTHY J. RIDDIOUGH*
------------------------------  Director
     Timothy J. Riddiough

   /s/ ROBERT F. PUGLIESE*
------------------------------  Director
      Robert F. Pugliese

     /s/ PETER M. SMALL*
------------------------------  Director
        Peter M. Small

*By                /s/ CHRISTINE A. REICH
           --------------------------------------
                     Christine A. Reich,
                     AS ATTORNEY IN FACT